                                                                    EXHIBIT 10.7

                                  LEASE BETWEEN
                         BURLINGTON CROSSING OFFICE LLC
                                       AND
                               iROBOT CORPORATION
                                       FOR
                                 63 SOUTH AVENUE
                            BURLINGTON, MASSACHUSETTS

                                      INDEX

ARTICLE 1 - REFERENCE DATA

  1.1.   Subject Referred To                              1
  1.2.   Exhibits                                         3

ARTICLE 2 - PREMISES AND TERM                             4

  2.1.   Premises                                         4
  2.2.   Term                                             4

ARTICLE 3 - CONSTRUCTION                                  5

  3.1.   Intentionally Deleted                            5
  3.2.   Intentionally Deleted                            5
  3.3.   General Provisions Applicable to Construction    5
  3.4.   Preparation of Premises for Occupancy            5

ARTICLE 4 - RENT                                          5

  4.1.   Rent                                             5
  4.2.   Operating Cost Escalation                        5
  4.3.   Payments                                         9

ARTICLE 5 - LANDLORD'S COVENANTS/REPRESENTATIONS          9

  5.1.   Landlord's Covenants during the Term             9
  5.2.   Interruptions                                   12
  5.3.   Landlord' s Representations                     13

ARTICLE 6 - TENANT'S COVENANTS                           13

  6.1.   Tenant's Covenants during the Term              13
  6.2.   Approval by Tenant's Board of Directors         20

ARTICLE 7 - CASUALTY AND TAKING                          20

  7.1.   Casualty and Taking                             20
  7.2.   Reservation of Award                            21

                                      INDEX
                                   (CONTINUED)

ARTICLE 8 - RIGHTS OF MORTGAGEE                          21

  8.1.     Priority of Lease                             21
  8 2.     Limitation on Mortgagee's Liability           22
  8.3.     Intentionally Deleted                         22
  8.4.     No Prepayment or Modification, etc.           22
  8.5.     No Release or Termination                     22
  8.6.     Continuing Offer                              23
  8.7.     Mortgagee's Approval                          23
  8.8.     Submittal of Financial Statement              23

ARTICLE 9 - DEFAULT                                      23

  9.1.     Events of Default                             23
  9.2.     Tenant's Obligations After Termination        24

ARTICLE 10 - MISCELLANEOUS                               25

  10.1.    Titles                                        25
  10.2.    Notice of Lease                               25
  10.3.    Intentionally Deleted                         25
  10.4.    Notices from One Party to the Other           25
  10.5.    Bind and Inure                                25
  10.6.    No Surrender                                  26
  10.7.    No Waiver, Etc.                               26
  10.8.    No Accord and Satisfaction                    26
  10.9.    Cumulative Remedies                           26
  10.10.   Partial Invalidity                            27
  10.11a.  Landlord's Right to Cure                      27
  10.11b.  Tenant's Right to Cure                        27
  10.12.   Estoppel Certificate                          27
  10.13.   Waiver of Subrogation                         28
  10.14.   Brokerage                                     28
  10.15.   Confidentiality                               28

ARTICLE 11 - SECURITY DEPOSIT                            29

                    Date of Lease Execution October 29, 2002

                                 REFERENCE DATA

1.1.  SUBJECTS REFERRED TO

      Each reference in this Lease to any of the following subjects shall incorporate the data stated for that subject in this Section 1.1

Landlord                                Burlington Crossing Office LLC

Managing Agent                          The Gutierrez Company

Landlord's and Managing
Agent's Address                         Burlington Office Park
                                        One Wall Street
                                        Burlington, Massachusetts 01803

Landlord's Representative               John A Cataldo, Executive Vice President

Tenant                                  iRobot Corporation

Tenant's Address (for Notice & Billing) Twin City Office Center
                                        22 McGrath Highway, Suite 6
                                        Somerville, MA 02143

Tenant's Representative                 Glen Weinstein

Building                                63 South Avenue
                                        Burlington, Massachusetts

Floor                                   First

Tenant's Space                          Such space shown on the plan attached
                                        hereto as Exhibit "A" located within the
                                        Building on the Floor

Rentable Floor Area of Tenant's Space   24,004 Square Feet

Total Rentable Floor Area of the
Building                                81,685 Square Feet

Commencement Date                       December 1, 2002

Free Rent Period                        See Section 4.1

Term Expiration Date                    December 31, 2008

Term                                    Six years, and one month

Fixed Rent                              Months 1-2    No rent due  $0.00 monthly
                                        Months 3-8    $9.90/RSF    $19,803.30
                                         monthly
                                        Months 9-14   $11.90/RSF   $23,803.97
                                         monthly
                                        Months 15-25  $17.40/RSF   $34,805.80
                                         monthly
                                        Months 26-37  $19.40/RSF   $38,806.47
                                         monthly
                                        Months 38-49  $20.40/RSF   $40,806.80
                                         monthly
                                        Months 50-61  $21.40/RSF   $42,807.13
                                         monthly
                                        Months 62-73  $22.40/RSF   $44,807.47
                                         monthly

Monthly Fixed Rent                      For each month during the Term, the
                                        monthly Fixed Rent amount set forth
                                        above

Annual Estimated Operating Costs        Actuals CY 2003 (approximately $7.25/RSF
                                        - included in the Fixed Rent)

Estimated Cost of Electrical Service    To be separately submetered in
to Tenant's Space                       accordance with  Exhibit "D"
                                        The anticipated cost of such
                                        electricity is  90 cents  ($0.90)
                                        per rentable square foot

First Fiscal Year for Tenant's Paying
Operating Costs Escalation              Year beginning January 1, 2004

Security Deposit                        See Article 11

Guarantor                               None

Permitted Uses                          The development, marketing,
                                        manufacturing, machining, sale and
                                        delivery of robots and associated
                                        technology and the providing of
                                        professional services in connection
                                        therewith

Real Estate Broker(s)                   CB Richard Ellis/Whittier Partners, Inc
                                        Richards Barry Joyce & Partners

Public Liability Insurance - Bodily
Injury and Property Damage              Each Occurrence $1,000,000
                                        Aggregate $2,000,000

Special Provisions         Exhibit "H"  Option to Extend
                           Exhibit "T"  Expansion Rights/ Right of First Refusal
                           Exhibit "K"  Subordination, Non-Disturbance
                                        and Attornment Agreement

1.2.  EXHIBITS

      The Exhibits listed below in this Section are incorporated in this Lease by reference and are to be construed as part of this Lease:

EXHIBIT A   Plan Showing Tenant's Space
EXHIBIT B   Legal Description of Lot
EXHIBIT C   Intentionally Deleted
EXHIBIT D   Landlord's Services
EXHIBIT E   Rules and Regulations
EXHIBIT F   Intentionally Deleted
EXHIBIT G   Estoppel Certificate
EXHIBIT H   Option to Extend
EXHIBIT I   Expansion Rights / Right of First Refusal
EXHIBIT J   Intentionally Deleted
EXHIBIT K   Subordination, Non-Disturbance and Attornment Agreement

                                    ARTICLE 2.
                                PREMISES AND TERM.

2.1.  PREMISES.

      Subject to and with the benefit of the provisions of this Lease and any ground lease or land disposition agreement relating to that certain parcel of land on which the Building is located known as Lot 14 on Land Court Plan 6728J, as more particularly described on Exhibit "B" attached hereto and made a part hereof (the "Lot"), Landlord hereby leases to Tenant and Tenant leases from Landlord, Tenant's Space in the Building, excluding exterior faces of exterior walls, the common facilities area and building service fixtures and equipment serving exclusively or in common other parts of the Building Tenant's Space, with such exclusions, is hereinafter referred to as the "Premises".

      Tenant shall have, as appurtenant to the Premises, the right to use in common with others entitled thereto, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice(a) the common facilities included in the Building or on the Lot, including the parking facilities (which currently consists of 362 parking spaces and which at all times during the Term shall consist of at least
3.3 spaces per 1,000 square feet of leased area, the parking facilities shall be used by Tenant on a "non-reserved" basis with all other tenants in the Building, including their employees and/or invitees, and for which use there shall not be an additional charge to Tenant, its employees or invitees), bathrooms and other facilities, to the extent from time to time designated by Landlord, and (b) the Building service fixtures and equipment serving the Premises Other tenants of the Building have been provided use of the parking spaces on the same non-reserved basis as provided to Tenant pursuant to subparagraph (a) above.

      Landlord reserves the right from time to time, without unreasonable interference with Tenant's use (a) to install, repair, replace, use, maintain and relocate for service to the Premises and to other parts of the Building or either, building service fixtures and equipment wherever located in the Building, and (b) to alter or relocate any other common facility provided that substitutions are substantially equivalent or better.

2.2.  TERM.

      To have and to hold for a period (the 'Term") commencing on the Commencement Date and continuing until the Term Expiration Date, unless sooner terminated as provided in Section 7 1 or in Article 9, or unless extended as provided in Exhibit "H" hereto.

                                   ARTICLE 3.
                                  CONSTRUCTION.

3.1.  INTENTIONALLY DELETED.

3.2.  INTENTIONALLY DELETED.

3.3.  GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION.

      All construction work required or permitted by this Lease, shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Building Landlord may inspect any work of Tenant at reasonable times and shall promptly give notice of observed defects.

3.4.  PREPARATION OF PREMISES FOR OCCUPANCY.

      Landlord shall deliver the Premises on an "as-is" basis subject to a general clean-up of the space to include "touch up" painting where necessary. Landlord represents that the Building's systems are in good working order and fully functional.

                                   ARTICLE 4.
                                      RENT.

4.1.  RENT.

      Tenant agrees to pay, without any offset or reduction whatever, fixed rent equal to l/12th of the Fixed Rent in equal installments in advance on the first day of each calendar month included in the Term, and for any portion of a calendar month at the beginning or end of the Term, at the pro rata rate payable for such portion in advance. The term "Rent" shall at all times be used herein to mean Fixed Rent plus additional rent payable under this Lease Notwithstanding the foregoing, Fixed Rent shall be abated from December 1, 2002 through January 31, 2003.

4.2.  OPERATING COST ESCALATION.

      With respect to the First Fiscal Year for Tenant's Paying Operating Cost Escalation, or fraction thereof, and any Fiscal Year (as such term shall refer to the successive twelve (12) month periods commencing on January 1st and ending on December 31st included within the Term) or fraction thereafter, Tenant shall pay to Landlord, as additional rent, Operating Cost Escalation (as defined below), if any, on or before the thirtieth (30th) day following receipt by Tenant of Landlord's Statement (as defined below) As soon as practicable after the end of each Fiscal Year ending during the Term and after Lease termination, Landlord shall render a statement ("Landlord's Statement") in reasonable detail and according to usual accounting.

practices certified by Landlord and showing for the preceding Fiscal Year or fraction thereof, as the case may be, "Landlord's Operating Costs", and specifying Tenant's "Pro Rata Share" (which such term shall refer to the fraction, the numerator of which is the Rentable Floor Area of Tenant's Space, and the denominator of which is the Total Rentable Floor Area of the Building) for such Fiscal Year,

      EXCLUDING the interest and amortization on mortgages for the Building and Lot or leasehold interests therein and the cost of special services rendered to tenants (including Tenant) for which a special charge is made, depreciation of buildings and other improvements, improvements, repairs or alterations to spaces leased to other tenants, costs of any items to the extent Landlord receives reimbursement from insurance proceeds or from a third party, and expenses for capital items other than those permitted for purposes of reducing Landlord's Operating Costs pursuant to the following paragraph,

      BUT INCLUDING, without limitation real estate taxes on the Building and Lot, installments and interest on assessments for public betterments or public improvements, expenses of any proceedings for abatement of taxes and assessments with respect to any Fiscal Year or fraction of a Fiscal Year, provided, however, that any tax refunds shall be applied to reduce Landlord's Operating Costs, premiums for insurance, compensation and all fringe benefits, workmen's compensation, insurance premiums and payroll taxes paid by Landlord to, for or with respect to all persons engaged in the operating, maintaining, or cleaning of the Building and Lot, steam, water, sewer, electric, gas, telephone, and other utility charges not billed directly to tenants by Landlord or the utility, but not including the cost to Landlord of electricity furnished for lighting, electrical facilities, equipment, machinery, fixtures and appliances used by Tenant in Tenant's Space (other than Building heating, ventilating and air conditioning equipment) as set forth in Paragraph VII of Exhibit "D", costs of building and cleaning supplies and equipment (including rental), cost of maintenance, cleaning and repairs, cost of snow plowing or removal, or both, and care of landscaping, payments to independent contractors under service contracts for cleaning, operating, managing (not to exceed five percent (5%) of collected gross rents of the Building), maintaining and repairing the Building and Lot (which payments may be to affiliates of Landlord provided the same are at reasonable rates consistent with the type of occupancy and the services rendered), the cost of providing amenities to the Building, and all other reasonable and necessary expenses paid in connection with the operation, cleaning, maintenance, and repair of the Building and Lot, or either, and properly chargeable against income, it being agreed that if Landlord installs a new or replacement capital item for the purpose of reducing Landlord's Operating Costs, the annual costs thereof as reasonably amortized by Landlord over the useful life of the item so installed in accordance with generally accepted accounting principles, with legal interests on the unamortized amount, shall be included in Landlord's Operating Costs.

      In case of services which are not rendered to all areas on a comparable basis or in case service consumption vanes among tenants in the Building, the proportion allocable to the Premises shall be the same proportion which the Rentable Floor Area of Tenant's Space bears to the total rentable floor area to which such service is so rendered, or to which such disproportionate service or use is rendered (such latter area to be determined in the same manner as the Total Rentable Floor Area of the Building).

      Notwithstanding anything contained herein to the contrary, Tenant is not obligated to pay its Pro Rata Share of Landlord's Operating Costs which is included in Fixed Rent at such amount equal to the actual Landlord's Operating Costs for CY 2003 (approximately $7.25 per RSF, but shall only be obligated to pay the increase above such amount (i.e Operating Cost Escalation) as herein provided.

      "Operating Cost Escalation" shall be equal to (a) less (b).

      (a) the product of Landlord's Operating Costs per rentable square foot (based upon the Total Rentable Floor Area of the Building as set forth in Section 1.1 hereof) as indicated in Landlord's Statement times the Rentable Floor Area of Tenant's Space, and

      (b) the product of the Annual Estimated Operating Costs per rentable square foot (based upon the Total Rentable Floor Area of the Building as set forth in Section 1.1 hereof) times the Rentable Floor Area of Tenant's Space, which shall never be less than such amount equal to the actual Landlord's Operating Costs for CY 2003 (approximately $7.25 RSF and which is already included in Fixed
            Rent).

      If, with respect to any Fiscal Year or fraction thereof during the Term, Tenant is obligated to pay Operating Cost Escalation, then Tenant shall pay, as additional rent, on the first day of each month of each ensuing Fiscal Year thereafter, until Landlord's Statement for an ensuing Fiscal Year reflects that Tenant is not obligated to pay Operating Cost Escalation, Estimated Monthly Escalation Payments equal to 1/12th of the annualized Operating Cost Escalation for the immediately preceding Fiscal Year, Estimated Monthly Escalation Payments for each ensuing Fiscal Year shall be made retroactively from the first day of such Fiscal Year. In no event shall Tenant be obligated to pay more than the actual Operating Cost Escalation during any Fiscal Year. Therefore, for any Fiscal Year, such Estimated Monthly Escalation Payments shall be credited towards Tenant's obligation to pay an Operating Cost Escalation for such Fiscal Year, with an additional payment made by Tenant or credit issued by Landlord, as applicable.

      The term "real estate taxes" as used above shall mean all taxes of every kind and nature assessed by any governmental authority on the Lot, the Building and improvements, or both, which the Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Lot, the Building and improvements, or both, subject to the following There shall be excluded for such taxes all income taxes, excess profits taxes, excise taxes, franchise taxes, estate, succession, inheritance and transfer taxes, provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents.

received with respect to the Lot, Building and improvements, or both, a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term "real estate taxes." Upon Tenant's reasonable request, Landlord shall furnish to Tenant copies of receipted real estate tax bills showing payment in full of the real estate taxes applicable to the Lot (and all improvements thereon) for the preceding tax fiscal year. Under no circumstance will "real estate taxes" include any taxes now due or which become due for a period prior to the Commencement Date.

      Landlord shall have the right from time to time during the Term hereof, but not more than once per lease year, to change the periods of accounting under this Section 4.2 to any annual period other than the Fiscal Year and upon any such change all items referred to in this Section shall be appropriately apportioned. In all Landlord's Statements, rendered under this Section, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of a Landlord's Statement shall be included therein on the basis of Landlord's estimate, and with respect thereto Landlord shall render promptly after determination a supplemental Landlord's Statement, and appropriate adjustment shall be made according thereto. All Landlord's Statements shall be prepared on an accrual basis of accounting.

      All records that the Landlord is required to maintain hereunder shall be maintained by the Landlord for a period of two (2) years following the expiration of the Fiscal Year to which such records relate. Tenant shall have the right, through its employees or representatives, to examine and audit such records at reasonable times, but no more than once per Fiscal Year, upon not less than five (5) days prior written notice. Such records shall be maintained at Landlord's Address set forth in Section 1.1, or such other place within the Commonwealth of Massachusetts as Landlord shall designate from time to time for the keeping of such records. The costs of such audits shall be borne by Tenant, provided, however, that if such audit establishes that the actual Operating Cost Escalation for the Fiscal Year in question is less than the Landlord's final determination of the Operating Cost Escalation as set forth in Landlord's Statement submitted to Tenant by at least five percent (5%), then Landlord shall pay the reasonable cost of such audit. If as a result of such audit, it is determined that Tenant must pay additional amounts to Landlord on account of the Operating Cost Escalation, or that Tenant has overpaid Landlord on account of the Operating Cost Escalation, then the undercharged or overpaid party shall reimburse the other party for the payment due, together with interest thereon from the date of Landlord's Statement at the interest rate set forth in Section
4.3 hereof.

      Notwithstanding any other provision of this Section 4.2, if the Term expires or is terminated as of a date other than the last day of a Fiscal Year at the end of the Term, Tenant's last payment to Landlord under this Section 4.2 shall be made on the basis of Landlord's best estimate of the items otherwise includable in Landlord's Statement and shall be made on or before the later of
(a) ten (10) days after Landlord delivers such estimate to Tenant, or (b) the last day of the Term, with an appropriate payment or refund to be made upon submission of Landlord's Statement.

4.3   PAYMENTS.

      All payments of fixed and additional rent shall be made to Managing Agent, or to such other person as Landlord may from time to time designate. If any installment of Rent, fixed or additional, or on account of leasehold improvements performed by Landlord or its contractor on Tenant's behalf, pursuant to Article 3 hereof, is paid more than ten (10) days after written notice that such payment is due (provided, however, that Tenant shall not be entitled to written notice more than two (2) times in any twelve (12) month period), at Landlord's election, it shall bear interest at the rate of 18% per annum from such due date, which interest shall be immediately due and payable as further additional rent.

                                    ARTICLE 5
                      LANDLORD'S COVENANTS/REPRESENTATIONS

5.1   LANDLORD'S COVENANTS DURING THE TERM.

      Landlord covenants during the Term

       5.1.1 Building Services - To furnish, through Landlord's employees or independent contractors, the services listed in Exhibit "D", because of U.S. Department of Defense requirements particular to Tenant's Permitted Uses, Landlord further agrees that services provided outside of business hours may only be performed by citizens of the United States or permanent residents or refugees under 8 U.S.C. Section 1324b(a)(3),

       5.1.2 Additional Building Services - To furnish, through Landlord's employees or independent contractors, reasonable additional Building operation services upon reasonable advance request of Tenant at equitable rates from time to time established by Landlord to be paid by Tenant,

       5.1.3 Repairs - Except as otherwise provided in Article 7, to make such repairs to the roof, exterior walls, floor slabs, HVAC (where repairs are not due to Tenant's negligence) and common facilities of the Building as may be necessary to keep them in serviceable condition and in the condition set forth in Section 5.1.5 below,

       5.1.4 Quiet Enjoyment - That Landlord has the right to make this Lease and that Tenant, on paying the Rent and performing its obligations hereunder, shall peacefully and quietly have, hold and enjoy the Premises throughout the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to all the terms and provisions hereof,

       5.1.5 Common Areas - To keep and maintain the common areas and parking facilities of the Building in good order, condition and repair, including, without limitation, to snowplow and sand the parking areas and sidewalks located upon the Lot up to the entrances of the Building, and in a safe, clean, sightly and sanitary condition in accordance with good and accepted Building practices and in a manner consistent with first-class buildings of a similar size and nature to that of the Building,

       5.1.6 Insurance - Throughout the Term of this Lease, Landlord shall purchase and keep in force and effect, or cause to be purchased and kept in force and effect, Commercial General Liability Insurance, written on an occurrence and not on a claims-made basis, containing provisions adequate to protect Landlord from and against claims for bodily injury, and claims for property damage occurring upon the Lot or the Building located thereon and/or occurring on the Premises due to the acts or omissions of Landlord or its officers, agents, employees or independent contractors, or due to Landlord's failure to comply with, or default or other breach of, the provisions of this Lease, such insurance having bodily injury and property damage combined limits of liability of not less than $1,000,000 per occurrence, which coverage may be provided by supplementing the Commercial General Liability policy with an Umbrella Liability policy.

              Landlord shall also purchase and keep in force, or cause to be purchased and kept in force, insurance upon the Lot and Building (including the Premises) against loss or damage by a hazard insured under a so-called "Special Form" policy and such additional insurance as would customarily be carried by prudent owners of similar buildings in the same locale as the Building, and in all events including collapse, vandalism, water damage and sprinkler leakage, comprehensive boiler and machinery insurance, in an amount equal to the actual replacement cost of the Building (including the Premises), including the value of all additions, alterations, replacements and repairs thereto made by Landlord, as well as machinery, equipment and their systems forming a part thereof, or in such greater amount as shall be required to prevent Landlord or Tenant or other tenants of the Building from becoming a co-insurer within the terms of the applicable policies. The phrase "actual replacement cost" shall mean the actual replacement cost (excluding cost of excavations, foundations, and footings) without diminution of such cost for depreciation or obsolescence. The foregoing policy shall contain an agreed-amount clause waiving co-insurance, and Landlord shall annually update the amount of insurance coverage and arrange to continue the agreed-amount clause. The foregoing policy shall also contain, to the extent applicable, endorsements providing coverage for demolition costs, increased cost of construction, and contingent liability from operation of building laws.

              Landlord shall also maintain the requisite flood insurance as is customary and as may be required by Landlord's mortgagee(s).

              The annual costs paid by Landlord in maintaining the foregoing insurance during the Term shall be included in Landlord's Operating Costs set forth in Article 4 hereof, and Tenant shall pay its pro rata share as specified in said Article 4.

              All insurance required in this Section or elsewhere in this Lease shall be effected under valid and enforceable policies issued by insurers of recognized responsibility licensed to do business in the State in which the Building is located and rated by Best's Insurance Reports or any successor publication of comparable standing and carrying a rating of A-VII or better, or the then equivalent of such rating. All such policies shall be written as primary policies not contributing with or in excess of coverage which Landlord may carry.

              Nothing contained in this Article or elsewhere in this Lease shall prohibit a party from obtaining a policy or policies of blanket insurance which may cover other property of the insuring party provided that (x) any such blanket policy expressly allocates to the properties hereunder to be insured not less than the amount of insurance required hereunder, and (y) such blanket policy shall not diminish the obligations of the insuring party so that the proceeds from such policies shall be an amount no less than the amount of the proceeds that would be available if the insuring obtained the required insurance under policies separately insuring the risks which this Lease requires to be insured.

              Each party agrees to have included in each of its insurance policies a waiver of the insurer's rights of subrogation against the other party set forth in Section 10.13 hereof to the extent applicable without payment of any additional premiums.

              Landlord agrees to furnish evidence of the foregoing insurance by providing Tenant with Certificate(s) of Insurance on or before the Commencement Date hereunder and from time to time hereafter during the Term of this Lease upon the reasonable request of Tenant,

       5.1.7 Tenant's Costs - In case Tenant shall, without any fault on its part, be made party to any litigation commenced by or against Landlord or by or against any parties in possession of the Premises or any part thereof claiming under Landlord, Landlord shall pay all costs including, without implied limitation, reasonable counsel fees (at rates standard to the Boston market rates) and judgments or amounts incurred by or imposed upon Tenant in connection with such litigation and also to pay all such costs and fees incurred by Tenant in connection with the successful enforcement by Tenant of any obligations of Landlord under this Lease,

       5.1.8 Additional Storage Space - Landlord's affiliate, Burlington Crossing LLC, agrees to allow Tenant to use additional space, without additional rent, within the adjacent 6,000 square foot building owned by Landlord and further described in Exhibit "T" hereof for the purposes of storing one or more electric or diesel powered vehicles (provided, however, that all fuel is removed prior to storage), or other equipment related to Tenant's Permitted Uses. Use of such space is subject to all of the terms and provisions of this Lease other than the payment of Base Rent. Landlord may, in its sole discretion, require Tenant to remove the vehicles on forty-five (45) days prior written notice (i.e. such use shall be until such time as notified by Landlord hereunder). It is hereby acknowledged and agreed that Landlord shall use good faith, diligent efforts to provide alternate on-site storage space to Tenant, and

       5.1.9 Indemnity - To defend, with counsel reasonably acceptable to Tenant, save harmless, and indemnify Tenant from any liability for injury, loss, accident or damage to any person or property and from any claims, actions, proceedings and expenses and costs in connection therewith (including, without implied limitation, reasonable counsel fees) arising directly from the negligent or willful acts, omissions and/or misconduct of Landlord and not caused directly by the negligent or willful acts, omissions and/or misconduct of Tenant. In no event shall Landlord be obligated to indemnify Tenant for any willful or negligent act or omission of Tenant or any of Tenant's employees, agents, contractors or licensees.

5.2   INTERRUPTIONS.

      Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from power losses or shortages or from the necessity of Landlord's entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building or Lot. After the Commencement Date, in case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any service or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefore, nor, except as expressly otherwise provided in Article 7, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes, actual or constructive, total or partial, eviction from the Premises.

      Landlord reserves the right to stop any service or utility system when necessary by reason of accident or emergency or until necessary repairs have been completed. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

      Notwithstanding the foregoing, after the Commencement Date, if a total interruption that has been caused by the negligence or willful misconduct of Landlord, or by construction of improvements (as opposed to repairs) continues for more than thirty (30) consecutive business days, Tenant shall be allowed to abate the Rent by 50% for the pro rata portion of the month in which the interruption takes place and continues.

5.3   LANDLORD'S REPRESENTATIONS.

      Landlord hereby represents and warrants to Tenant that the existing certificate of occupancy for the Building and the zoning classification and local laws and ordinances applicable to the Premises as of the date of execution of this Lease permit the use of the Premises for the Permitted Uses and allow a sign to be placed on the Building as provided in Section 6.1.18 hereof.

                                    ARTICLE 6
                               TENANT'S COVENANTS

6.1   TENANT'S COVENANTS DURING THE TERM.

      Tenant covenants during the Term and such further time as Tenant occupies any part of the Premises.

       6.1.1 Tenant's Payments - To pay when due (a) all Fixed Rent and additional rent, (b) all taxes which may be imposed on Tenant's personal property in the Premises (including, without limitation, Tenant's fixtures and equipment) regardless to whomever assessed,
              (c) all charges by public utility for telephone and other utility services (including service inspections therefor) rendered to the Premises not otherwise required hereunder to be furnished by Landlord without charge and not consumed in connection with any services required to be furnished by Landlord without charge, and
              (d) as additional rent, all charges of Landlord for services rendered pursuant to Section 5.1.2 hereof,

       6.1.2 Repairs and Yielding Up - Except as otherwise provided in Article 7 and Section 5.1.3, to keep the Premises in good order, repair and condition, reasonable wear only excepted, and at the expiration or termination of this Lease peaceably to yield up the Premises and all changes and additions therein in such order, repair and condition, first removing all goods and effects of Tenant and any items, the removal of which is required by agreement or specified therein to be removed at Tenant's election and which Tenant elects to remove, and repairing all damage caused by such removal and restoring the Premises and leaving them clean and neat, any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord, in such manner as Landlord shall determine, and Tenant shall pay Landlord the entire cost and expense incurred by it by effecting such removal and disposition and any damage resulting therefrom, it being agreed that the acceptance of reasonable use and wear shall not apply so as to permit Tenant to keep the Premises in anything less than suitable, tenantable and usable condition, considering the nature of the Premises and the use reasonably made thereof, or in less than good and tenantable repair,

       6.1.3 Occupancy and Use - From the Commencement Date, to use and occupy the Premises only for the Permitted Uses, and not to injure or deface the Premises, Building or Lot, and not to permit in the Premises any auction sale, nuisance, or the emission from the Premises of any objectionable noise or odor, nor any use thereof which is improper, offensive, contrary to law or ordinances, or liable to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building,

       6.1.4 Rules and Regulations - To comply with the Rules and Regulations set forth in Exhibit "E" and all other reasonable Rules and Regulations hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Building and Lot and their facilities and approaches, it being understood that Landlord shall not be liable to Tenant for the failure of other tenants of the Building to conform to such Rules and Regulations,

       6.1.5 Safety Appliances - To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Uses,

       6.1.6 Assignment and Subletting - Not without prior written consent of Landlord (which consent shall not be unreasonably withheld or delayed by Landlord) to assign this Lease, to make any sublease, or to permit occupancy of the Premises or any part thereof by anyone other than Tenant, voluntarily or by operation of law, it being understood that Tenant shall, as additional rent, reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting. No assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee). No consent to any of the foregoing in a specific instance shall operate as waiver in any subsequent instance. If Tenant requests Landlord's consent to assign this Lease or sublet more than forty percent (40%) of the Premises, Landlord shall have the option, exercisable by written notice to Tenant given within thirty (30) days after receipt of such request, to terminate this Lease as of a date specified in such notice which shall be not less than forty-five (45), or more than sixty (60) days after the date of such notice, and any rental received by Tenant from sub-tenant must be remitted to Landlord, provided, however, in the event Landlord notifies Tenant of its right to recapture as aforesaid, Tenant shall have the right, exercisable by written notice within fifteen (15) days of receipt of Landlord's notice, to withdraw its request to so assign or sublet the Premises. Landlord and Tenant hereby further agree that if Landlord approves a sublease or assignment with a total rentable amount greater than the total rent due from Tenant to Landlord under this Lease, then Tenant shall pay to Landlord forthwith upon Tenant's receipt of each such installment of such excess rent during the term of any approved sublease or assignment, as additional rent hereunder, an amount equal to fifty percent (50%) of the positive excess between all fixed rent and additional rent received by Tenant under the sublease or assignment (after reimbursement to Tenant of all reasonable brokerage fees, reasonable attorney fees, reasonable tenant improvement allowances and any other subletting costs reasonably incurred by Tenant) and the Fixed Rent and additional rent to Landlord under this Lease. In the event the sublease is less than the full Premises hereunder, the above rent adjustment shall be equally prorated on a square foot basis.

              Notwithstanding the foregoing, Tenant shall have the right, without Landlord's consent, to sublet, assign or otherwise transfer its interest in this Lease to any parent, affiliate or operating subsidiary of Tenant, or subsidiary or affiliate of Tenant's parent, or to a corporation with which it may merge or consolidate, provided, however, that such sublessee, assignee, or transferee agrees to be bound by all the terms and provisions of this Lease and written documentation evidencing same is provided to Landlord.

              Anything contained in the foregoing provisions of this section to the contrary notwithstanding, neither Tenant nor any other person having interest in the possession, use, occupancy or utilization of the Premises shall enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Premises which provides for rental or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person from the Premises leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession use, occupancy or utilization of any part of the Premises,

       6.1.7 Indemnity - To defend, with counsel reasonably acceptable to Landlord, save harmless, and indemnify Landlord from any liability for injury, loss, accident or damage to any person or property and from any claims, actions, proceedings and expenses and costs in connection therewith (including, without implied limitation, reasonable counsel fees) (i) arising from the omission, fault, willful act, negligence or other misconduct of Tenant or from any use made or thing done or occurring on the Premises not due to the omission, fault, willful act, negligence or other misconduct of Landlord, or (ii) resulting from the failure of Tenant to perform and discharge its covenants and obligations under this Lease,

       6.1.8 Tenant's Liability Insurance - To maintain public liability insurance in the Premises in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section
              1.1 and from time to time during the Term, shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes and to furnish Landlord with the certificates thereof,

       6.1.9 Tenant's Workmen's Compensation Insurance - To keep all Tenant's employees working in the Premises covered by workmen's compensation insurance in statutory amounts and to furnish Landlord with certificates thereof,

       6.1.10 Landlord's Right of Entry - To permit Landlord and Landlord's agents entry, to examine the Premises at reasonable times upon notice to Tenant (except in the event of an emergency where notice shall be given as soon as possibly practicable) and, if Landlord shall so elect, to make repairs or replacements, to remove, at Tenant's expense, any changes, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing, and to show the Premises to prospective tenants during the six (6) months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times. Any such entry by Landlord (or its contractors) hereunder shall be conducted in such a manner as to reasonably minimize any disruption to Tenant's operations therein. Landlord hereby acknowledges that in connection with any such entry, Landlord (or its contractors or invitees as hereinabove permitted) may come into contact with sensitive and confidential material of Tenant, and therefore Landlord agrees to enter (and/or have its contractors or invitees enter) into reasonable disclosure documents regarding the non-disclosure of such sensitive and confidential material of Tenant,

       6.1.11 Loading - Not to place a load upon the Premises exceeding an average rate of one hundred and fifty (150) pounds of live load per square foot of floor area, and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such a manner and at such times as Landlord shall in each instance approve, Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other leased space in the Building shall be placed and maintained by Tenant in settings of cork, rubber, spring, or other types of vibration eliminators sufficient to eliminate such vibration or noise,

       6.1.12 Landlord's Costs - In case Landlord shall, without any fault on its part, be made party to any litigation commenced by or against Tenant or by or against any parties in possession of the Premises or any part thereof claiming under Tenant, Tenant shall pay, as additional rent, all costs including, without implied limitation, reasonable counsel fees (at rates standard to the Boston market rates) and judgments or amounts incurred by or imposed upon Landlord in connection with such litigation and as additional rent, also to pay all such costs and fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease,

       6.1.13 Tenant's Property - All the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building or on the Lot shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord, except to the extent that such damage is directly caused by Landlord's negligence or willful misconduct,

       6.1.14 Labor or Materialmen's Liens - To pay promptly when due the entire cost of any work done on the premises by Tenant, its agents, employees, or independent contractors, not to cause or permit any liens for labor or material performed or furnished in connection therewith to attach to the Premises, and upon receipt of written notice of such liens, to timely discharge any such liens which may so attach,

            6.1.15 Changes or Additions - Not to make any changes or additions to the Premises without Landlord's prior written consent (which consent shall, in the instances of non-structural changes or additions only, not be unreasonably withheld or delayed),

            6.1.16 Holdover - To pay to Landlord twice the Fixed and additional rent then applicable for each month or portion thereof Tenant shall retain possession of the Premises or any part thereof after the termination of this Lease, whether by lapse of time or otherwise, and also to pay all damages sustained by Landlord on account thereof, the provisions of this subsection shall not operate as a waiver by Landlord of any right of re-entry provided in this Lease,

            6.1.17 Hazardous Materials - Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances, or materials onto or in the vicinity of the Premises. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Premises any such materials or substances except to use in the ordinary course of Tenant's business. Tenant agrees to furnish, upon Landlord's request, a written inventory of the identity of such substances or materials used in the ordinary course of Tenant's business. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq, the Massachusetts Hazardous Waste Management Act, as amended, M G L c 21C, the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, as amended, M G L c 21E, any applicable local ordinance or bylaw, and the regulations adopted under these acts (collectively, the "Hazardous Waste Laws"). If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises and only if such release is determined by a third party consultant to have been caused by Tenant. If Tenant receives from any federal, state or local governmental agency any notice of violation or alleged violation of any Hazardous Waste Law, or if Tenant is obligated to give any notice under any Hazardous Waste Law, Tenant agrees to forward to Landlord a copy of any such notice within three (3) business days of Tenant's receipt or transmittal thereof. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge or belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner provided in Section 6.1.7 of this Lease from any release of hazardous substances or materials if caused by Tenant or persons acting under Tenant on the Premises or in the Building or on the Lot. Landlord retains the right to inspect the Premises at all reasonable times, upon reasonable notice to Tenant, to ensure compliance with this paragraph. The within covenants shall survive the expiration or earlier termination of the Term,

            6.1.18 Signs and Advertising - Except as hereinafter expressly provided, Tenant will not place or suffer to be placed or maintained on the exterior or roof of the Premises any sign, decoration, lettering or advertising matter or any other thing of any kind Tenant will, at its sole cost and expense, maintain such sign, decoration, lettering, advertising matter, or other thing as may be permitted hereunder in good condition and repair at all times.

                        Tenant shall have the right, at its sole cost and expense, subject to applicable sign ordinances and to Landlord's prior approval, to install a clean and professionally lettered sign customary or appropriate in the conduct of Tenant's business designating iRobot Corporation on the South Avenue side of the Building (in such location as designated on Exhibit "A" of this Lease). Landlord will fully cooperate with Tenant in filing any required signage application, permit and/or variance for said signage as described in this Section
                        6.1.18. Tenant is responsible for any permitting or variance fees. It is hereby acknowledged by and between Landlord and Tenant that Tenant shall also be entitled to standard building signage at the entries to the Premises and on the lobby directory of the Building,

            6.1.19 Security - All security shall be the Tenant's sole responsibility. In no event shall Landlord be responsible for providing any security to the Premises or to the Building's common areas and parking facilities,

            6.1.20 Rooftop Communication Equipment - Subject to the provisions hereinafter provided, Tenant shall have the right from time to time during the Term hereof to install rooftop communication equipment (i.e. satellite or antenna devices or GPS systems) on the roof of the Building. Subject to applicable law, matters of title, and the consent of Landlord (which consent shall not be unreasonably withheld or delayed), Tenant, at its sole cost and expense, has the right to install such equipment on the roof of the Building. The size and location of the installation shall be at a site acceptable to Landlord, and the approval of any such size and location shall not be reasonably withheld or delayed by Landlord. Tenant shall install the equipment in accordance with sound construction practices, and in accordance with all applicable laws, rules, codes and ordinances, and in a good and workmanlike manner. Tenant shall use such roofing contractor required to comply with the existing roof warranties, as designated by Landlord. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all liability or loss arising from or out of the installation or removal of such rooftop communication equipment. Upon expiration of the Term, Tenant shall be responsible for the removal of the same and for repairing any damage caused therefrom, and

            6.1.21 Access - Subject to the terms and provisions of this Lease, applicable law and so long as Tenant's use is conducted in such a manner as to minimize any disruption to other tenants of the Building (including their employees, agents, invitees, licensees and the like), Tenant shall have the right to use (i) certain common areas as "testing areas" (specifically such areas as are designated as such on Exhibit "A" attached hereto), and
                        (ii) the side door of the Building for purposes of bringing robots in and out of the Building.

6.2   APPROVAL BY TENANT'S BOARD OF DIRECTORS.

      Tenant's obligation to perform its covenants and agreements hereunder is subject to the condition precedent that this Lease be approved by Tenant's Board of Directors. Unless Tenant gives Landlord written notice within ten (10) days after the date hereof that the Board disapproves this Lease, then this condition shall be deemed to have been satisfied or waived and the provisions of this
Section 6.2 shall be of no further force or effect. If Tenant provides such notice of disapproval to Landlord, then all of Landlord's and Tenant's obligations hereunder shall be deemed terminated and this Lease shall terminate without recourse to the parties hereto.

                                    ARTICLE 7
                              CASUALTY AND TAKING

7.1   CASUALTY AND TAKING.

      In case during the Term all or any substantial part of the Premises, the Building, or Lot or any one or more of them, are damaged materially by fire or any other cause or by action of public or other authority in consequence thereof or are taken by eminent domain or Landlord receives compensable damage by reason of anything lawfully done in pursuance of public or other authority, this Lease shall terminate at Landlord's or Tenant's election, which may be made, notwithstanding. Landlord's entire interest may have been divested, by notice given to Tenant, or Landlord as applicable, within thirty (30) days after the occurrence of the event giving rise to the election to terminate, which notice shall specify the effective date of termination which shall be not less than thirty (30) nor more than sixty (60) days after the date of notice of such termination. If in any such case the Premises are rendered unfit for use and occupation and the Lease is not so terminated, Landlord shall use due diligence to put the Premises, or in case of taking, what may remain thereof (excluding any items installed or paid for by Tenant which Tenant may be required or permitted to remove) into proper condition for use and occupation to the extent permitted by the net award of insurance or damages, and a just proportion of the Fixed Rent and additional rent according to the nature and extent of the injury shall be abated until the Premises or such remainder shall have been put by Landlord in such condition, and in case of a taking or any other aforementioned cause which permanently reduces the area of the Premises, a just proportion of the Fixed Rent and additional rent shall be abated for the remainder of the Term and an appropriate adjustment shall be made to the Annual Estimated Operating Costs.

7.2   RESERVATION OF AWARD.

      Landlord reserves to itself any and all rights to receive awards made for damages to the Premises, Building or Lot and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby releases and assigns to Landlord all Tenant's rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, hereby irrevocably designating and appointing Landlord as its attorney-in-fact to execute and deliver in Tenant's name and behalf all such further assignments thereof. It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for (i) movable trade fixtures installed by Tenant or anybody claiming under Tenant, at its own expense, or
(ii) relocation expenses recoverable by Tenant from such authority in a separate action.

                                   ARTICLE 8
                              RIGHTS OF MORTGAGEE

8.1   PRIORITY OF LEASE

      Landlord shall have the option to subordinate this Lease to any mortgagee or deed of trust of the Lot or Building, or both ("the mortgaged premises"), provided that the holder thereof enters into an agreement (substantially in the form attached hereto as Exhibit "K" or such other form requested by such mortgagee and reasonably acceptable to Tenant) with Tenant by the terms of which the holder will agree to recognize the rights of Tenant under this Lease and to accept Tenant as tenant of the Premises under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise and Tenant will agree to recognize the holder of such mortgage as Landlord in such event, which agreement shall be made to expressly bind and inure to the benefit of the successors and assigns of Tenant and of the holder and upon anyone purchasing the mortgaged premises at any foreclosure sale. Any such mortgage to which this Lease shall be subordinated may contain such terms, provisions and conditions as the holder deems usual or customary. Unless Landlord exercises such option, this Lease shall be superior to and shall not be subordinated to any mortgage or other voluntary lien or other encumbrance on the mortgaged premises. Landlord agrees to obtain and furnish to Tenant a Subordination and Non-Disturbance Agreement in said form attached hereto as Exhibit "K" within thirty (30) days after execution of this Lease by both parties hereto. Landlord acknowledges that Paragraph 4 of Exhibit K requires that Tenant pay rent directly to the Mortgagee in the event demand is made upon Tenant by Mortgagee.

8.2   LIMITATION ON MORTGAGEE'S LIABILITY.

      Upon entry and taking possession of the mortgaged premises for any purpose other than foreclosure, the holder of a mortgage shall have all rights of Landlord, and during the period of such possession, the duty to perform all Landlord's obligations hereunder. Except during such period of possession, no such holder shall be liable, either as mortgagee or as holder of a collateral assignment of this Lease, to perform, or be liable in damages for failure to perform any of the obligations of Landlord unless and until such holder shall enter and take possession of the mortgaged premises for the purpose of foreclosing a mortgage. Upon entry for the purpose of foreclosing a mortgage, such holder shall be liable to perform all of the obligations of Landlord, provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under the provisions of Section 10.5 to the owner of the equity of the mortgaged premises.

8.3   INTENTIONALLY DELETED.

8.4   NO PREPAYMENT OR MODIFICATION, ETC.

      No Fixed Rent, additional rent, or any other charge shall be paid more than one (1) month prior to the due dates thereof, and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee, and Tenant shall be liable for the amount of such payments to such mortgagee. No assignment of this Lease and no agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify so as to reduce the rent, change the Term, or otherwise materially change the rights of Landlord under this Lease, or to relieve Tenant of any obligations or liability under this Lease, shall be valid unless consented to in writing by Landlord's mortgagees of record, if any.

8.5   NO RELEASE OR TERMINATION.

      No act or failure to act on the part of Landlord which would entitle. Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights, and
(ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, but nothing contained in this Section 8.5 shall be deemed to impose any obligation on any such mortgagee to correct or cure any such condition. "Reasonable time" as used above means and includes a reasonable time to obtain possession of the mortgaged premises, if the mortgagee elects to do so, and a reasonable time to correct or cure the condition if such condition is determined to exist.

8.6   CONTINUING OFFER.

      The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a mortgagee (particularly, without limitation thereby, the covenants and agreements contained in this Article 8) constitute a continuing offer to any person, corporation or other entity, which by accepting or requiring an assignment of this Lease or by entry or foreclosure assumes the obligations herein set forth with respect to such mortgagee, and such mortgagee shall be entitled to enforce such provisions in its own name. Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may reasonably be deemed necessary to implement the provisions of this Article 8.

8.7   MORTGAGEE'S APPROVAL.

      Landlord's obligation to perform its covenants and agreements hereunder is subject to the condition precedent that this Lease be approved by the holder of any mortgage of which the Premises are a part and by the issuer of any commitment to make a mortgage loan which is in effect on the date hereof. Unless Landlord gives Tenant written notice within ten (10) days after the date hereof that such holder or issuer, or both, disapprove this Lease, then this condition shall be deemed to have been satisfied or waived and the provisions of this
Section 8.7 shall be of no further force or effect. If Landlord provides such notice of disapproval to Tenant, then all of Landlord's and Tenant's obligations hereunder shall be deemed terminated and this Lease shall terminate without recourse to the parties hereto.

8.8   SUBMITTAL OF FINANCIAL STATEMENT.

      Subject to reasonable confidentiality restrictions, at any time and from time to time during the Term of this Lease (but not more than quarterly), within fifteen (15) days after request therefor by Landlord, Tenant shall supply to Landlord and/or any Mortgagee a current financial statement (i.e. , unaudited quarterly and audited for annual statements) or such other financial information as may be reasonably required by any such party.

                                    ARTICLE 9
                                     DEFAULT

9.1   EVENTS OF DEFAULT.

      If any default by Tenant continues after written notice, in case of Fixed Rent or additional rent for more than ten (10) days, or in any other case for more than thirty (30) days and such additional time, if any, as is reasonably necessary to cure the default if the default is of such a nature that it cannot reasonably be cured in thirty (30) days, or if Tenant makes any assignment for the benefit of creditors, or files a petition under any bankruptcy or insolvency law, or if such a petition is filed against Tenant and is not dismissed within ninety (90) days, or if a receiver or similar officer becomes entitled to Tenant's leasehold hereunder and it is not returned to Tenant within ninety (90) days, or if such leasehold is taken on execution or other process of law in any action against Tenant, then, and in any such cases, Landlord and the agents and servants of Landlord may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter while such default continues and without further notice and with or without process of law, if permitted by applicable law, enter into and upon the Premises or any part thereof in the name of the whole or mail a notice of termination addressed to Tenant at the Premises and repossess the same as of Landlord's former estate and expel. Tenant and those claiming through or under Tenant and remove its and their effects (forcibly, if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and upon such entry or mailing as aforesaid, this Lease shall terminate, but Tenant shall remain liable as hereinafter provided. Tenant hereby waives all statutory rights (including, without limitation, rights of redemption, if any) to the extent such rights may be lawfully waived, and Landlord, without notice to Tenant, may store Tenant's effects and those of any person claiming through or under Tenant at the expense and risk of Tenant and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant. Notwithstanding the foregoing provisions of this
Section 9.1, Landlord shall not have the right to sell or otherwise alienate Tenant's computers or any robotic equipment or government owned equipment.

9.2   TENANT'S OBLIGATIONS AFTER TERMINATION.

      In the event that this Lease is terminated under any of the provisions contained in Section 9.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the Term over the rental value of the Premises for said residue of the Term. In calculating the rent reserved, there shall be included, in addition to the Fixed Rent and all additional rent, the value of all other consideration agreed to be paid or performed by Tenant for said residue. Tenant further covenants as an additional and cumulative obligation after any such ending to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant under the next foregoing covenant, Tenant shall be credited with any amount paid to Landlord as compensation as provided in the first sentence of this Section 9.2 and also with the net proceeds of any rents obtained by Landlord by reletting the Premises, after deducting all Landlord's reasonable expenses in connection with such reletting, including, without implied limitation, all repossession costs, brokerage commissions, fees for legal services and expense of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof for a term or terms which may, at Landlord's option, be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its sole reasonable judgment considers advisable or necessary to relet the same, and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

      Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

                                   ARTICLE 10
                                 MISCELLANEOUS

10.1  TITLES.

      The titles of the Articles are for convenience and are not to be considered in construing this Lease.

10.2  NOTICE OF LEASE.

      Simultaneously, upon the execution of this Lease, both parties shall execute and deliver a short form of this Lease in a form appropriate for recording or registration, and if this Lease is terminated before the Term expires, an instrument in such form acknowledging the date of termination. Landlord hereby agrees to coordinate the execution and recording of such short form of this Lease, at its sole cost and expense.

10.3  INTENTIONALLY DELETED.

10.4  NOTICES FROM ONE PARTY TO THE OTHER.

      No notice, approval, consent requested or election required or permitted to be given or made pursuant to this Lease shall be effective unless the same is in writing. Communications shall be addressed, if to Landlord, at Landlord's Address, together with a copy to Gloria M. Gutierrez, Esq., Hinckley, Allen & Snyder LLP, 28 State Street, Boston, MA 02109, or at such other address or addresses as may have been specified by prior notice to Tenant and, if to Tenant, at Tenant's Address until the Commencement Date, and thereafter at the Premises, and in either event with a copy to Glen D. Weinstein, Esq., at the same address as Tenant, or at such other place or places as may have been specified by prior notice to Landlord. Any communication so addressed shall be deemed duly served if mailed by registered or certified mail, return receipt requested, delivered by hand, or by overnight express service by a carrier providing a receipt of delivery.

10.5  BIND AND INURE.

      The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Landlord named herein and each successive owner of the Premises shall be liable only for the obligations accruing during the period of its ownership. Neither the Landlord named herein nor any successive owner of the Premises whether an individual, trust, a corporation or otherwise shall have any personal liability beyond their equity interest in the Premises.

10.6  NO SURRENDER.

      The delivery of keys to any employees of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

10.7  NO WAIVER, ETC.

      The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease or, with respect to such failure of Landlord, any of the Rules and Regulations referred to in Section 6.1.4, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation, nor shall the failure of Landlord to enforce any of said Rules and Regulations against any other tenant in the Building be deemed a waiver of any such Rules or Regulations. The receipt by Landlord of Fixed Rent or additional rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach by Landlord, unless such waiver be in writing signed by Landlord. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

10.8  NO ACCORD AND SATISFACTION.

      No acceptance by Landlord of a lesser sum than the Fixed Rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

10.9  CUMULATIVE REMEDIES.

      The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to seek the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to seek a decree compelling specific performance of any such covenants, conditions or provisions.

10.10 PARTIAL INVALIDITY.

      If any term of this Lease, or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

10.11(a) LANDLORD'S RIGHT TO CURE.

      If Tenant shall at any time default in the performance of any obligation under this Lease which default shall remain uncured after the expiration of any applicable notice and cure periods therefor, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation, notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the rate of 4% per annum in excess of the then prime rate of interest being charged by a majority of the banks in Boston), and all necessary incidental costs and expenses in connection with the performance of any such acts by Landlord, shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

10.11(b) TENANT'S RIGHT TO CURE.

      If Landlord shall at any time default in the performance of any obligation under this Lease beyond all applicable notice and cure periods, if expressly provided herein, otherwise after written notice and Landlord's failure to cure the same within twenty (20) days of receipt of such notice or such additional time if such cure is of such nature that cannot be cured within twenty (20) days and Landlord is diligently prosecuting such cure to completion, then Tenant shall have the right, but shall not be obligated, to perform such obligation on Landlord's behalf, provided that such obligation applies solely to the Premises and not to (i) the Common Areas and, (ii) the structural components of the Building, or (ii) the Building service fixtures and equipment not exclusively serving the Premises. Landlord shall (within thirty (30) days of receipt thereof showing satisfactory evidence of Tenant's payment of same) reimburse Tenant for such costs in performing Landlord's obligations (with interest accruing if not reimbursed by Landlord as herein required at the rate set forth in Paragraph (a) above).

10.12 ESTOPPEL CERTIFICATE.

      Tenant and Landlord agree on the Commencement Date, and from time to time thereafter, upon not less than fifteen (15) days' prior written request by the other, to execute, acknowledge and deliver to the other a statement in writing in the form attached hereto as Exhibit "G", certifying that this Lease is unmodified and in full force and effect, that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Fixed Rent and additional rent and to perform its other covenants under this Lease, that there are no uncured defaults of Landlord or Tenant under this Lease (or, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail), and the dates to which the Fixed Rent, additional rent and other charges have been paid. Any such statements delivered pursuant to this Section
10.12 may be relied upon by any prospective purchaser or mortgage of premises which include the Premises or any prospective assignee of any such mortgagee, and any persons specified in the notice requesting such certificate.

10.13 WAIVER OF SUBROGATION.

      Landlord and Tenant mutually agree, with respect to any hazard which is covered by casualty or property insurance then being carried by them, or required to be carried hereunder (whether or not such insurance is then in effect) to release each other from any and all claims with respect to such loss, and they further mutually agree that their respective insurance companies shall have no rights of subrogation against the other on account thereof. Landlord and Tenant agree that any policies presently existing or to be obtained on or after the date hereof (including renewals of present policies) shall, to the extent available without payment of any additional premium, include a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the insured to recover thereunder. The parties further agree that if said waiver of subrogation shall be unobtainable or unenforceable or shall void the respective policies, then their respective policies shall not be invalidated, and said waiver shall become null and void and of no further force and effect.

10.14 BROKERAGE.

      Tenant and Landlord represent and warrant that they have dealt with no broker in connection with this transaction other than those listed in Section 1.1, and agrees to defend, indemnify and save Landlord or Tenant, as the case may be, harmless from and against any and all claims for a commission arising out of this Lease made by anyone other than those listed in Section 1.1. Landlord agrees to pay all brokerage commissions or fees due to said brokers listed in Section 1.1.

10.15 CONFIDENTIALITY.

      This Lease document is a confidential document by and between Landlord and Tenant and shall not be disclosed, copied, distributed or circulated to any person(s) other than to such parties and their respective mortgagees, successors or assigns, their legal counsel or their accountants, without prior written consent of the Landlord. In no event, however, shall the foregoing prevent Tenant from disclosing the existence of the Lease or a general description of its contents.

                                   ARTICLE 11
                                SECURITY DEPOSIT

      A "Security Deposit" in the initial amount of One Hundred Twelve Thousand ($112,000.00) Dollars shall be delivered to Landlord prior to the Commencement Date. Such Security Deposit shall be held by Landlord without liability for interest and as security for the performance of Tenant's obligations under this Lease.

      The Security Deposit may at Tenant's election, be in the form of (a) cash escrow or (b) a letter of credit, which letter of credit shall (i) be in form reasonably acceptable to Landlord, (ii) name Landlord as its beneficiary, (iii) expire not less than one (1) year after the issuance thereof, and (iv) be drawn on an FDIC-insured financial institution reasonably satisfactory to Landlord. Landlord hereby approves of Silicon Valley Bank. Tenant shall from time to time, as necessary, renew or replace or amend the original and any subsequent letter of credit no less than ten (10) days prior to the stated expiration date of the letter of credit then held by Landlord, and if Tenant fails to renew or replace or amend said letter of credit by not later than ten (10) days prior to expiration, Landlord may draw upon such letter of credit and hold the proceeds thereof in a segregated account as a Security Deposit pursuant to the terms of this Article 1.1. Any renewal of or replacement for the original or any subsequent letter of credit shall meet the requirements for the original letter of credit as set forth above.

      Landlord may, from time to time, without prejudice to any other remedy, use all or a portion of the Security Deposit to cure any default by Tenant that remains uncured after the expiration of any applicable notice and grace periods, including, without limitation, any uncured default in connection with any arrearages of Fixed Rent, costs incurred by Landlord to repair damage to the Premises caused by Tenant, and any costs incurred by Landlord to clean (other than normal wear and tear) the Premises upon termination of this Lease. Following any such application of the Security Deposit, Tenant shall, upon demand, provide Landlord with an additional cash security deposit in an amount equal to the amount of Security Deposit applied by Landlord, or, if the Security Deposit is in the form of a letter of credit, then restore the letter of credit to its full amount. If Tenant is not in default as of December 31, 2007 and if Landlord has not previously had to draw down the Security Deposit, then Landlord shall reduce the Security Deposit to an amount of Seventy-Five Thousand ($75,000.00) Dollars, and the remaining Thirty-Seven Thousand ($37,000.00) Dollars shall be returned to Tenant. If the Security Deposit is in the form of a letter of credit, then such reduction shall be effected as follows. Landlord shall return the letter of credit to Tenant provided that Tenant has delivered a replacement (or amended) letter of credit, in an amount reduced by Thirty-Seven Thousand ($37,000.00) Dollars from the amount of the previous letter of credit, which replacement (or amended) letter of credit shall comply with the foregoing requirements. If Tenant is not in default at the termination of this Lease, after Tenant surrenders the Premises to Landlord in accordance with this Lease and all amounts due Landlord from Tenant are finally determined and paid by Tenant or through application of the Security Deposit, the balance of the Security Deposit shall be returned to Tenant.

      Notwithstanding the foregoing, the parties hereby agree that Tenant may withhold up to Thirty Thousand Dollars ($30,000.00) from the Security Deposit that, as described above, is due to Landlord prior to the Commencement Date, but only so long as the amount withheld is applied toward the cost of constructing tenant improvements in the Premises (any such construction to be performed in accordance with the terms of this Lease) However, the amount so withheld shall subsequently be repaid to Landlord in order to replenish the Security Deposit to its originally intended amount of One Hundred Twelve Thousand ($112,000.00) Dollars. Such repayment shall occur as follows beginning on the first day of the first full month of the Term of the Lease, Tenant shall remit to Landlord, in the same manner as, and together with, Tenant's payment of Base Rent, at least one/twelfth (1/12th) of the total amount of the Security Deposit that was withheld, with such payments to continue until the full amount of the Security Deposit has been restored.

                            (Signatures on next page)

      EXECUTED as a sealed instrument in two or more counterparts on the day and year first above written.

TENANT                                 LANDLORD

iROBOT CORPORATION                     BURLINGTON CROSSING OFFICE LLC
                                       BY  THE GUTIERREZ COMPANY,
                                           ITS MANAGING MEMBER

By /s/ Geoffrey P. Clear               By  /s/ Arturo J. Gutierrez
   --------------------------------        -------------------------------------
   Geoffrey P. Clear                        Arturo J. Gutierrez
   Chief Financial Officer                  President

                                       As to Section 5.1.8 and Exhibit I only

                                       BURLINGTON CROSSING LLC
                                       BY  THE GUTIERREZ Company,
                                           ITS MANAGING MEMBER

                                       By  /s/ Arturo J. Gutierrez
                                           -------------------------------------
                                           Arturo J. Gutierrez
                                           President

                                   EXHIBIT "A"

                         PLAN SHOWING TENANT'S SPACE AND
                        LOCATION OF PROPOSED SIGNAGE AND
                                  TESTING AREAS

                                (To be Supplied)

                                   EXHIBIT "B"

                            LEGAL DESCRIPTION OF LOT

      That certain parcel of land, together with the buildings and improvements thereon, situated in the Town of Burlington, County of Middlesex, Commonwealth of Massachusetts, and described as follows.

      Said parcel is shown as Lot 14 on Land Court Plan 6728J and contains 7.781 acres, more or less, according to said Land Court Plan.

                                   EXHIBIT "C"

                            [INTENTIONALLY DELETED]

                                   EXHIBIT "D"

                               LANDLORD'S SERVICES

I.    CLEANING.

      A.    General.

            1. All cleaning work will be performed between 6:00 PM and midnight, Monday through Friday, unless otherwise necessary for stripping, waxing, etc.

            2. Abnormal waste removal (e.g., bulk packaging, wood or cardboard crates, refuse from cafeteria operation, etc.) shall be Tenant's responsibility. Tenant's lunch room shall not be deemed to be a cafeteria for purposes of this paragraph.

      B.    Daily Operations (once each weekday).

            1.    Tenant Areas.

                  a. Empty and clean all waste receptacles. Wash receptacles as necessary.

                  b.    Vacuum all rugs and carpeted areas.

                  c.    Empty, damp-wipe and dry all ashtrays.

            2.    Lavatories.

                  a.    Sweep and wash floors with disinfectant.

                  b.    Wash both sides of toilet seats with disinfectant.

                  c.    Wash all mirrors, basins, bowls, urinals.

                  d.    Spot-clean toilet partitions.

                  e. Empty and disinfect sanitary napkin disposal receptacles.

                  f. Refill toilet tissue, towel, soap and sanitary napkin dispensers.

            3.    Public Areas.

                  a. Wipe down entrance doors and clean glass (interior and exterior).

                  b.    Vacuum elevator carpets and wipe down doors and walls.

      C.    Operations as Needed (but not less than every other day).

            1.    Tenant and Public Areas.

                  a.    Buff all resilient floor areas every other day.

                  b.    Clean water coolers.

      D.    Weekly Operations.

            1.    Tenant Areas, Lavatories, Public Areas

                  a. Hand dust and wipe clean all horizontal surfaces with treated cloths to include exposed furniture, office equipment, window sills, door ledges, chair rails, baseboards, convector tops, etc within normal reach.

                  b. Remove finger marks from private entrance doors, light switches, and doorways.

                  c.    Sweep all stairways.

      E.    Monthly Operations.

            1.    Tenant and Public Areas.

                  a.    Thoroughly vacuum seat cushions on chairs, sofas, etc.

                  b.    Vacuum and dust grillwork.

            2.    Lavatories.

                  a.    Wash down interior walls and toilet partitions.

      F. As Required and Weather Permitting (but not less than three times per year).

            1.    Entire Building.

                  a.    Clean inside of all windows.

                  b.    Clean outside of all windows.

      G.    Yearly.

            1.    Tenant and Public Areas.

                  a.    Strip and wax all resilient tile floor areas.

II.   HEATING, VENTILATING AND AIR CONDITIONING.

      1. Landlord shall provide and maintain in good order and repair during the Term heating, ventilation and air conditioning as required to provide reasonably comfortable temperatures for normal business day occupancy (except holidays), Monday through Friday, from 8:00 AM to 8:00 PM, and Saturday from 8:00 AM to 1:00 PM if so requested by Tenant by providing 24 hour notice. HVAC services beyond the aforesaid hours of operation can be made available to Tenant, if so requested by Tenant by providing 24 hour notice, at a cost of approximately $15 per hour per unit.

      2. Maintenance on any additional or special air conditioning equipment and the associated operating cost will be at Tenant's expense.

III.  WATER.

      Hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes.

IV.   ELEVATORS (If building is elevated).

      Elevators for the use of all tenants and the general public for access to and from all floors of the Building, programming of elevators (including, but not limited to, service elevators), shall be as Landlord from time to time determines best for the Building as a whole.

V.    RELAMPING OF LIGHT FIXTURES.

      Relamping, ballasts and starters within the Premises.

VI.   CAFETERIA, VENDING AND PLUMBING INSTALLATIONS.

      1. Any space to be used primarily for lunchroom or cafeteria operation shall be Tenant's responsibility to keep clean and sanitary. Cafeteria, vending machines or refreshment service installations by Tenant must be approved by Landlord in writing. All maintenance, repairs and additional cleaning necessitated by such installations shall be at Tenant's expense.

      2. Except for restrooms contained in the Premises, Tenant is responsible for the maintenance and repair of plumbing fixtures and related equipment installed in the leased premises for its exclusive use (such as in coffee room, cafeteria or employee exercise area).

      3. Landlord shall be responsible to provide and maintain in good order and repair during the Term hereof all plumbing and electrical systems servicing the Premises.

VII.  ELECTRICITY.

      1. Tenant shall pay for all electricity consumed in Tenant's Space. The consumption shall be measured by a separate submeter, and Tenant shall pay for such consumption directly to Landlord. Tenant's use of electrical energy in Tenant's Space shall not at any time exceed the capacity of any of the electrical conductors or equipment in or otherwise serving Tenant's Space. To ensure that such capacity is not exceeded and to avert possible adverse effects upon the Building's electrical system, Tenant shall not, without prior written notice to Landlord in each instance, connect to the Building electric distribution system any fixtures, appliances or equipment which operates on a voltage in excess of 120 volts nominal, or make any alteration or addition to the electric system of the Tenant's Space. Tenant hereby further agrees (i) not to exceed the amperage for the service panel without Landlord's prior written consent, and
            (ii) to notify Landlord in the event. Tenant requires excess voltage, whereupon the parties will cooperate and work with each other to provide Tenant with such excess voltage, at Tenant's cost and expense Unless Landlord shall reasonably object to the connection of any such fixtures, appliances or equipment, all additional risers or other equipment required therefore shall be provided by Landlord and the cost thereto shall be paid by Tenant upon Landlord's demand.

      2. It is understood that the electrical service to the Premises may be furnished by one or more suppliers of electricity and that the cost of electricity may be billed as a single charge or divided into and billed in a variety of categories such as distribution charges, transmission charges, generation charges, public good charges and other similar categories and may also include a reasonable fee, commission or other charge by a broker, aggregator or other intermediary for obtaining or arranging the supply of electricity. Landlord shall, upon providing prior written notice to Tenant, have the right to select the supplier of electricity to the Building, Premises and Lot, and, as Tenant's agent, to designate the same to a local utility, to aggregate the supply of electricity for the Building, Premises and Lot with other buildings, to purchase electricity for the Building, Premises and Lot through a broker, aggregator or other intermediary and/or buyers group or other group and to change the supplier of electricity and/or manner of purchasing electricity from time to time.

            If Landlord undertakes activities for the purpose of reducing Landlord's or Tenant's operating costs, provided Landlord reasonably anticipates such activities should reduce Landlord's or Tenant's operating costs, (such as negotiating an agreement with a utility or another energy supplier or engaging an energy consultant or undertaking conservation or other energy efficient measures that may require capital expenditures), Tenant shall pay its proportionate share of all costs and expenses associated with such actions (including but not limited to brokers' commissions, legal fees and capital expenditures which shall be amortized in accordance with the provisions of Section 4.2 of the Lease), as additional rent, as and when payment is made by Landlord, so long as Tenant's approval has been obtained by Landlord in advance, which such approval shall not be unreasonably withheld or delayed by Tenant and which such approval of Tenant shall only be required so long as Tenant remains the sole tenant of the Building.

      3. Utility lines and other facilities that supply the Premises, whenever installed, may be the subject of a requirement that the owner of the Premises make payments for the lines or other facilities upon the occurrence of certain events, if, for example, a tenant utilizing such facilities discontinues purchasing energy from the provider of the facilities, Landlord may be required to enter into agreements that would obligate it to make such payments in the future. Landlord agrees to notify the Tenant of any such agreements, any amendments, modifications, replacements or substitutions thereto, Landlord hereby acknowledging that there are no such agreements currently in force or effect. If such payments are required, whether based on contract or tariff, from Landlord with respect to such facilities that are utilized by the Tenant, the Landlord shall so inform Tenant in writing, and the Tenant thereby agrees that it shall reimburse the Landlord for its proportionate share of all such payments as additional rent, when and as made by the Landlord, with no profit to Landlord.

      4. As used in this Section VII, the term "supplier(s) of electricity" shall mean one or more companies (including but not limited to an electric utility, generator, independent or non-regulated company or intermediary or broker or group) that provides electricity to the Premises or to the Landlord to be provided to the Premises, as the case may be.

                                   EXHIBIT "E"

                             RULES AND REGULATIONS

1. The entrance, lobbies, passages, corridors, elevators and stairways shall not be encumbered or obstructed by Tenant, Tenant's agents, servants, employees, licensees, and visitors be used by them for any purpose other than for ingress and egress to and from the Premises. The moving in or out of all safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord may determine from time to time. Landlord reserves the right to inspect all freight and bulky matter to be brought into the Building and to exclude from the Building all freight and bulky matter which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

2. No curtains, blinds, shades, screens, or signs other than those furnished by Landlord shall be attached to, hung in, or used in connection with any window or door of the Premises without the prior written consent of the Landlord. Interior signs on doors shall be painted or affixed for Tenant by Landlord or by sign painters first approved by Landlord, at the expense of Tenant, and shall be of a size, color and style acceptable to Landlord.

3. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof without the prior written consent of Landlord. Tenant must, upon the termination of its tenancy, restore to Landlord all keys of stores, shops, booths, stands, offices and toilet rooms, either furnished to or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

4. Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

5. Tenant may request heating and/or air conditioning during other periods in addition to normal working hours by submitting their request in writing to the Building Manager's office no later than 2:00 PM the preceding workday (Monday through Friday) on forms available from the Building Manager. The request shall clearly state the start and stop hours of the "off-hour" service. Tenant shall submit to the Building Manager a list of personnel who are authorized to make such requests. Charges are to be determined by the Building Manager on the additional hours of operations and shall be fair and reasonable and reflect the additional operating costs involved.

6. Tenant shall comply with all security measures from time to time established by Landlord for the Building.

7.    The Building is a non-smoking building.

                                   EXHIBIT "F"

                            [INTENTIONALLY DELETED]

                                   EXHIBIT "G"

                              ESTOPPEL CERTIFICATE

 (This may be edited for estoppel certificates requested of Landlord by Tenant)

      THIS CERTIFICATE is made to

with respect to a Lease between                              as Landlord and the
undersigned, covering a building located in      , such lease being dated      ,
as amended by (list all amendments).

      The undersigned has been advised that       (the "Bank"), is about to
enter into a transaction whereby the Bank is making a loan secured by the aforesaid real estate and the Lease to the undersigned, and under which the Bank may acquire an ownership interest in such real estate. In connection with this transaction, the entire interest of the Landlord under the Lease to the undersigned will be assigned to the Bank. The undersigned acknowledges that the Bank is and will be relying upon the truth, accuracy and completeness of this letter in proceeding with the transaction described above.

      The undersigned, for the benefit of the bank, their successors and assigns, hereby certifies, represents, warrants, agrees and acknowledges that

      1. The Lease is in full force and effect in accordance with its terms without modification or amendment except as noted above and the undersigned is the holder of the Tenant's/Landlord's interest under the Lease.

      2. The undersigned is in possession of all of the Premises described in the Lease under and pursuant to the Lease and is doing business thereon, and the premises are completed as required by the Lease.

      3. The undersigned has no claims or offsets with respect to any of its obligations as Tenant/Landlord under the Lease, and neither the undersigned nor the Landlord/Tenant is claimed to be in default under the Lease.

      4. The undersigned Tenant has not paid any rental or installments thereof in advance of the due date as set forth in the Lease.

      5. The undersigned Tenant/Landlord has no notice of prior assignment, hypothecation or pledge of rents of the Lease or the Landlord's interest thereunder or of the Tenant's interest thereunder.

      6. The term of the Lease has commenced and is presently scheduled to expire on ______________________________. If there are any rights of extension or renewal under the terms of the Lease, the same have not, as of the date of this letter, been exercised.

      7. Until such time as the Bank shall become the Landlord, if the undersigned should assert a claim that the Landlord has failed to perform an obligation to the undersigned under the terms of the Lease or otherwise, notice thereof shall promptly be furnished to the Bank, and the undersigned agrees that the undersigned will not exercise any rights which the undersigned might otherwise have on account of any such failure until notice thereof has been given to the Bank, and the Bank has had the same opportunity to cure any such failure as the Landlord may have under the terms of the Lease.

  8. Each of the statements set forth in Paragraphs 1 through 7 are true, accurate and complete except as follows (state specifically any exception).

DATED:

ATTEST:

                                        By:_____________________________________

                                        By:_____________________________________

                                   EXHIBIT "H"

                                OPTION TO EXTEND

      Provided Tenant is not then in default under this Lease at the time of the exercise thereof, Tenant shall have one (1) option to extend the term of this Lease for a period of three (3) years. Such option to extend is to be exercised by Tenant, notifying Landlord in writing thereof, at least twelve (12) months prior to the end of the initial Term of this Lease. The exercise of such option shall automatically extend the Term of this Lease, except that (i) there shall be no additional option to extend after the termination of this option, and (ii) the applicable Fixed Rent payable by Tenant during such extended term shall be at ninety-five percent (95%) of the "Market Rent" as set forth herein.

      The Market Rent for the Premises shall be determined as follows:

      (a) The Market Rent shall be proposed by Landlord within ten (10) days of receipt of Tenant's notice that it intends to exercise its option to extend the Term (the "Landlord's Proposed Market Rent"). The Landlord's Proposed Market Rent shall be the Market Rent unless Tenant notifies Landlord, within ten (10) days of Tenant's receipt of Landlord's Proposed Market Rent, that Landlord's Proposed Market Rent is not satisfactory to Tenant (such notice being referred to as "Tenant's Rejection Notice").

      (b) If the Market Rent is not otherwise agreed upon by Landlord and Tenant within ten (10) days after Landlord's receipt of Tenant's Rejection Notice, then the Market Rent shall be determined by the following appraisal procedure. Tenant shall provide Landlord with notice specifying the name and address of the appraiser designated by Tenant (the "Tenant's Appraisal Notice").

            Landlord shall, within five (5) days after receipt of Tenant's Appraisal Notice, notify Tenant of the name and address of the appraiser designated by Landlord. Such two appraisers shall, within twenty (20) days after the designation of the second appraiser, make their determinations of the Market Rent in writing and give notice thereof to each other and to Landlord and Tenant. Such two appraisers shall have ten (10) days after the receipt of notice of each other's determination to confer with each other and to attempt to reach agreement as to the determination of the Market Rent. If such appraisers shall concur in such determination, they shall give notice thereof to Landlord and Tenant and such concurrence shall be final and binding upon Landlord and Tenant. If such appraisers shall fail to concur as to such determination within said ten (10) day period, they shall give notice thereof to Landlord and Tenant and such appraisers shall immediately designate a third appraiser. If the two appraisers shall fail to agree upon the designation of such third appraiser within ten (10) days after said ten (10) day period, then they or either of them shall give notice of such failure to agree to Landlord and Tenant, and if Landlord and Tenant fail to agree upon the selection of such third appraiser within five (5) days after the appraiser(s) appointed by the parties give notice as aforesaid, then either party on behalf of both may apply to the American Arbitration Association, or any successor thereto, or on his or her failure, refusal, or inability to act, to a court of competent jurisdiction, for the designation of such third appraiser

            All appraisers shall be real estate appraisers or consultants who shall have had at least seven (7) years continuous experience in the business of appraising real estate in the suburban Boston area.

            The third appraiser shall conduct such hearings and investigations as he or she may deem appropriate and shall, within ten (10) days after the date of his or her designation, make an independent determination of the Market Rent.

      (c) If none of the determinations of the appraisers varies from the average of the determinations of the other appraisers by more than ten percent (10%), the average of the determinations of the three appraisers shall be the Market Rent for the Premises. If, on the other hand, the determination of any single appraiser varies from the average of the determinations of the other two appraisers whose determinations are closest in number by more than ten percent (10%), then the average of the determinations of the two closest appraisers shall be the Market Rent. The determination of the appraisers, as provided above, shall be conclusive and binding upon the parties and shall have the same force and effect as a judgment made in a court of competent jurisdiction. Each party shall pay the fees, costs and expenses of the appraiser selected by it pursuant to this Exhibit "H" (and its own counsel fees) and one-half (1/2) of all other expenses and fees of any such third appraiser.

      (d) In no event, however, shall Fixed Rent during the extension term be less than $22 40 per square foot.

      (e) In the event the Market Rent is not determined prior to the date on which the extension term commences, Tenant shall pay the Fixed Rent at the rate set forth in Landlord's Proposed Market Rent of Paragraph (a) until the Market Rent is so determined in accordance with the terms and conditions of this Exhibit "H". At the time Market Rent is determined, Tenant shall pay to Landlord the excess (if any) of the Market Rent over the Fixed Rent under Landlord's Proposed Market Rent of Paragraph (a), for the portion of such time period then having elapsed, or Landlord shall pay to Tenant or shall credit Tenant's next installment of Fixed Rent due hereunder with the excess (if any) of the Rent under Landlord's Proposed Market Rent of Paragraph (a) over the Market Rent for the portion of such time period then having elapsed.

                                   EXHIBIT "I"

                   EXPANSION RIGHTS / RIGHT OF FIRST REFUSAL

      In the event that, during the Term of this Lease, Tenant enters into a direct lease with Landlord (or its affiliates, including without limitation, affiliates of The Gutierrez Company) for at least 36,004 rentable square feet in another building owned by Landlord or one of said affiliates, and further provided that the rent under said new lease is at then Market Rent, as defined in Exhibit "H" of this Lease, then Tenant shall be permitted to vacate the Premises (as such term is described in this Lease) upon the commencement date of the new lease, as though said commencement date where the originally contemplated expiration date under this Lease. The foregoing provision shall be binding upon the successors and assigns of Landlord and Tenant, expressly excluding, however, any mortgagee of Landlord.

      Additionally (but subject to Landlord's or The Gutierrez Company's or either of their respective affiliates' own use of the Offer Space (defined below) or plans for redevelopment of the building containing the Offer Space, as more particularly described below), in no event shall Landlord decide to lease, agree to lease, or accept any offer to lease additional space within the adjacent 6,000 square foot building owned by Landlord's affiliate, Burlington Crossing LLC, having an address of 33 Second Avenue, Burlington, MA (the "Offer Space") unless Landlord first affords Tenant an opportunity to lease the Offer Space in accordance with the provisions of this Exhibit "I" and only after written notice to Tenant. Such notice shall contain the proposed essential terms with respect to the Offer Space (Landlord's summary thereof shall herein be referred to as the "Offer"). The Offer shall set forth all of the essential terms and conditions upon which Landlord proposes to lease the Offer Space to Tenant. Upon receipt of the Offer from Landlord, and provided further that there does not then exist an uncured, continuing Event of Default under this Lease and provided further that the Tenant specified in Section 1.1 hereof or an entity that controls Tenant, or is controlled by or with Tenant, is then leasing and occupying at least 75% of the rentable square feet of the Premises, then Tenant shall have a right to lease the Offer Space by giving notice to Landlord to such effect within fourteen (14) days after Tenant's receipt of Landlord's notice of such Offer. If such notice is not so timely given by Tenant, then Landlord shall be free to lease the Offer Space, or portion thereof, to any third party on any terms and conditions it determines in its sole discretion at any time after the expiration of said fourteen (14) day period.

      Notwithstanding anything to the contrary in this Exhibit "I", if Tenant notifies Landlord of its election to lease the Offer Space and then fails to execute and deliver the required amendment to this Lease (or separate lease agreement, as applicable) once the same has been mutually agreed upon by Landlord and Tenant in accordance with this Exhibit "I" then (i) Tenant shall be deemed to have waived its rights to lease the Offer Space under this Exhibit "I," (ii) Landlord shall have the unrestricted right to lease such space upon whatever terms and conditions as are negotiated by Landlord in its sole discretion, and (iii) Tenant's right of first offer under this Exhibit "I" shall become null and void and of no further force and effect. The recording by the Landlord of an affidavit to such effect shall be conclusive evidence of the termination or waiver of Tenant's first offer option hereunder. Otherwise, if the Landlord and Tenant, each acting reasonably and in good faith, fail to agree on a mutually agreeable form of amendment to this Lease (or separate lease agreement, as the case may be) within said thirty (30) day period upon receipt of Landlord's proposed form of agreement, unless such date is extended by mutual agreement of both parties hereto, then such failure shall be treated as a non-exercise by Tenant of its right of first refusal, with the consequence that Landlord shall be free to lease the Offer Space or any portion thereof to any third party, but if the Offer Space should once again become available thereafter, then at that time Tenant shall once again have the right of first refusal set forth in this Exhibit "I".

      As aforesaid, Tenant's right hereunder are expressly subject and subordinate to Landlord's (or its affiliates') own use of the Offer Space or plans for redevelopment of the building containing the Offer Space. Landlord agrees that either Landlord, The Gutierrez Company, or either of their respective affiliates', as the case may be, shall notify Tenant in writing of any such exercise of this reserved right, whereupon Tenant's right of first refusal on the Offer Space shall become null and void

                                   EXHIBIT "J"

                            [INTENTIONALLY DELETED]

                                   EXHIBIT "K"

                           LESSEE'S LEASE STATEMENT AND
                       SUBORDINATION, NON-DISTURBANCE AND
                              ATTORNMENT AGREEMENT

      THIS AGREEMENT made as of the 29th day of October, 2002, by and between iRobot Corporation, having an address of Twin City Office Center, Suite 6, 22 McGrath Highway Somerville, MA 02143 (hereinafter referred to as "Lessee") and Fleet National Bank, having a place of business at _________________________________________________________________ (hereinafter referred to as "Mortgagee").

      WHEREAS, Mortgagee has made a mortgage loan to Burlington Crossing Office LLC, as successor in title to Burlington Crossing LLC, (hereinafter referred to as "Lessor"), secured by a Mortgage and Security Agreement dated May 31, 1996, and filed with the Middlesex South District Registry of Deeds (Registered Land Section) as Document No. 1004035, as affected by an Intercreditor Agreement dated May 31, 1996, and filed with said Deeds as Document No. 1004039, as affected by a Modification to Construction Mortgage and Security Agreement and Collateral Assignment of Leases and Rents dated as of December 23, 1997, and filed with said Deeds as Document No. 1050675, and as further affected by an Assumption Agreement and Consent of Mortgagee dated as of April 7, 1998, and filed with said Deeds as Document No. 1062313 (collectively, the "Mortgage") on land owned by Lessor located at 63 South Avenue, Burlington, Massachusetts (the "Premises"), upon which is located a building containing approximately eighty-one thousand six hundred and eighty-five (81,685) square feet (hereinafter referred to as the "Building").

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, Lessee and Mortgagee do hereby agree as follows

1.    Lessee hereby certified and represents to Mortgagee that

      (i) it has entered into a written lease with Lessor (the "Lease") dated October 29, 2002, for a portion of the Building (the "Demised Premises") to be located on the Premises, notice of which Lease is recorded with the Middlesex South District Registry of Deeds (Registered Land Section) herewith,

      (ii) there presently exists no default in the performance of the Lease by the Lessor, and the Lease is presently in full force and effect, and

      (iii) Lessee holds no claim against the Lessor when might be set-off against accruing rentals.

2.    Lessee and Mortgagee hereby consent and agree that

      (i) the Lease shall be, and the same hereby is, made subordinate in each and every respect to the lien of the Mortgage and to all advances made thereunder (and under the Construction Loan Agreement executed simultaneously therewith), and

      (ii) any of the foregoing notwithstanding, if the interests of Lessor in the Premises shall be acquired by Mortgagee by reason of foreclosure of the Mortgage or other proceedings brought to enforce the rights of Mortgagee, by deed in lieu of foreclosure or by and other method, or acquired by any other purchaser or purchasers pursuant to the foreclosure sale (Mortgagee or such purchaser(s), as the case may be, being referred to as "Purchaser"), the Lease and the rights of Lessee thereunder shall continue in full force and effect and shall not be terminated or disturbed, except in accordance with the terms of the Lease. Lessee shall be bound to Purchaser under all the terms, covenants, and conditions of the Lease for the balance of the term thereof remaining, and any extensions or renewals thereof which may be effected in accordance with any option therefor contained in the Lease, with the same force and effect as if Purchaser were the Lessor under the Lease provided.

            (a) Lessee is not in default after expiration of any applicable grace or notice periods under the Lease under any provision of the Lease or this Agreement at the time Mortgagee exercises any such right, remedy or privilege,

            (b) the Lease at that time is in force and effect according to its original terms or with such amendments or modifications as Mortgagee shall have approved as provided below,

            (c) Lessee thereafter continues to fully and punctually perform all of its obligations under the Lease without default thereunder, and

            (d)   Lessee attorns to Purchaser as provided below, and

      (iii) in the event of any foreclosure of the Mortgage by Mortgagee, its successors or assigns, or at the request of Mortgagee at any time pursuant to the assignment of the Lease to Mortgagee, Lessee will recognize Mortgagee, its successors and assigns, or any Purchaser, as the new lessor under the Lease will attorn to and continue to be bound by each and every term of the Lease, and upon such attornment, the Lease and the rights of Lessee shall continue in full force and effect as if it were a direct Lease between Mortgagee, or any Purchaser, and Lessee upon all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining, provided, however, Mortgagee, or any Purchaser, shall not be:

            (a) liable for any act or omission of any prior landlord (including Lessor), or

            (b) responsible for the cure of any default under the Lease arising prior to the time Mortgagee or such Purchaser takes possession of the Premises, or

            (c) subject to any offsets or defenses which Lessee might have against any prior landlord (including Lessor), or

            (d) bound by any rent or additional rent which Lessee might have paid for more than the then current month and/or month immediately following the then current month to any prior landlord (including Lessor), or

            (e) bound by any agreement or modification of the Lease made without Mortgagee's written consent, or

            (f) liable for any security deposit or other sums held by any prior landlord (including Lessor) unless the same was actually received by Mortgagee, or

            (g) required to rebuild the Building or any part thereof in the event of casualty damage to or condemnation of any material portion of the Building or the Demised Premises, or

            (h) required to complete any construction of or renovations to the Demised Premises and/or the Building, notwithstanding any obligations of the Lessor with respect thereto under the Lease.

      (iv) Mortgagee may at any time unilaterally subordinate (or cause to be subordinated) the lien of the Mortgage on the Premises to the Lease.

3. Lessee hereby acknowledges receipt of notice that pursuant to an Assignment of Leases and Rents from Lessor, all leases and rents involving the Building, including the Lease of Lessee, are assigned to the Mortgagee as security for its loan, hereby acknowledges that it has received no notice of any sale, transfer or assignment of the Lease or of rentals thereunder by Lessor, other than pursuant to said Assignment of Leases and Rents, and hereby agrees that it will not (i) join in any material change or modification of the Lease so as to reduce the rent, change the Term, or otherwise materially change the rights of Landlord under the Lease, or to relieve Tenant of any obligations or liability under the Lease, (ii) anticipate rentals thereunder, or (iii) agree to terminate or cancel the Lease or surrender said Premises, without the prior written consent of Mortgagee.

4. Lessee hereby agrees that upon Mortgagee's demand, it will make all payments of rent then and thereafter due to Lessor directly to Mortgagee and not to Lessor or any independent rental agent which Lessor might at any time utilize.

5. Lessee hereby agrees that the interest of the Lessor in the Lease has been assigned to Mortgagee solely as security for the purposes indicated in the said Assignment of Leases and Rents, and that, until such time as Mortgagee has taken possession of the Premises and exercised its rights under said Assignment of Leases and Rents, Mortgagee assumes no duty, liability or obligation whatever under the Lease, or any extension or renewal thereof, by virtue of said Assignment of Leases and Rents.

6. Lessee hereby agrees to notify Mortgagee, its successors and assigns of any default on the part of Lessor under the Lease and grants to Mortgagee, it successors and assigns, the right and opportunity to cure any such default.

7. This Agreement shall be binding upon and shall more to the benefit of Lessee and Mortgagee and their respective heirs, executors, administrators, successors and assigns, as the case may be.

                 [Signatures continue on next consecutive page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, under seal, as of the day and year first written above

 WITNESS                                   LESSEE

                                           iROBOT CORPORATION

/s/ Helen Greiner                          By  Helen Greiner
-----------------------------
                                           Title President

/s/ M. David Adler                         By M. David Adler
-----------------------------
                                           Title Treasurer & Sr. Vice President

WITNESS                                    MORTGAGEE

                                           FLEET NATIONAL BANK

/s/ Colleen Mclarty                        By /s/ Aidan home
-----------------------------                 ----------------------
                                           Title   vice president

                                           By_______________________
                                           Title____________________

                            STATE OF MASSACHUSETTS

COUNTY OF MIDDLESEX
                                            10/29, 2002

      THEN personally appeared before me Helen Greiner, as President of iRobot Corporation, and acknowledged the foregoing instrument to be his/her free act and deed as ___________________________, as aforesaid, and the free act and deed of said corporation

                                           /s/ Mary Ellen DeAngelis
                                           -------------------------------
                                           NOTARY PUBLIC
                                           My Commission Expires

         [Notarial acknowledgements continue on next consecutive page]

                                                  MARY ELLEN DeANGELIS
                                                       NOTARY PUBLIC
                                           Commonwealth of Massachusetts
                                           My Commission Expires Sept. 4, 2009

                          COMMONWEALTH OF MASSACHUSETTS

COUNTY OF _________                                              10/29, 2002

      THEN personally appeared before me M. David Adler, as Treasurer of iRobot Corporation, and acknowledged the foregoing instrument to be his/her free act and deed as ____________________________, as aforesaid, and the free act and deed of said corporation

                                        /s/ Mary Ellen DeAngelis
                                        ------------------------
                                        NOTARY PUBLIC
                                        My Commission Expires

                                             MARY ELLEN DeANGELIS
                                             NOTARY PUBLIC
                                             Commonwealth of Massachusetts
                                             My Commission Expires Sept. 4, 2009

                          COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFFOLK                                                    11/8, 2002

      THEN personally appeared before me Aidan Hume, as Vice President, of Fleet National Bank, and acknowledged the foregoing instrument to be his/her free act and deed as Vice President, as aforesaid, and the free act and deed of said Fleet National Bank

                                /s/ Kathleen L. Whalen
                                -----------------------
                                NOTARY PUBLIC
                                Commonwealth of
                                My Commission Expires  Kathleen L. Whalen
                                                         NOTARY PUBLIC
                                               My commission expires Mar 4, 2005

                          COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFFOLK                                             __________ , 2002

THEN personally appeared before
me_________________________________________________, as _____________________ of
Fleet National Bank, and acknowledged the foregoing instrument to be his/her free act and deed as ___________________________, as aforesaid, and the free act and deed of said Fleet National Bank

                                        _________________________________
                                        NOTARY PUBLIC
                                        My Commission Expires

                                                          Instrument No. 1241646
                                                               recorded 11/27/02

                                 NOTICE OF LEASE

      In accordance with the provisions of Massachusetts General Laws (Ter Ed) Chapter 183, Section 4, as amended, notice is hereby given of a certain lease (hereinafter referred to as the "Lease") dated as of October 29, 2002 by and between BURLINGTON CROSSING OFFICE, LLC (hereinafter referred to as "Landlord") and iROBOT CORPORATION (hereinafter referred to as "Tenant").

                                   WITNESSETH

1. The address of the Landlord is c/o The Gutrerrez Company, Burlington Office Park, One Wall Street, Burlington, Massachusetts 01803, Attention John A Cataldo.

2. The address of the Tenant is Twin City Office Center, 22 McGrath Highway, Suite 6 Somerville, MA 02143, Attention Glen Weinstein.

3. The Lease was executed on October 29, 2002.

4. The Term of the Lease is six (6) years and one (1) month, beginning on the Commencement Date, which is December 1, 2002.

5. The demised premises is approximately 24,004 square feet of space on the 1st floor of the building (the "Building") located at 63 South Avenue, Burlington, County of Middlesex, Commonwealth of Massachusetts, commonly known at 63 South Avenue, more particularly described on Exhibit "A" attached hereto and made a part hereof.

6. Subject to the provisions of Exhibit "H" of the Lease, the Tenant has the option to extend the Term of the Lease for one (1) additional period of three
(3) years.

7. Subject to the provisions of Section "I" of the Lease, Tenant has a right of first offer for space within the adjacent 6,000 square foot building owned by Landlord's affiliate, Burlington Crossing LLC, having an address of 33 Second Avenue, Burlington, MA

                            (Continued on next page)

      This Notice of Lease has been executed merely to give notice of the Lease, and all of the terms, conditions and covenants of which are incorporated herein by reference. The parties hereto do not intend this Notice of Lease to modify or amend the terms, conditions and covenants of the Lease which are incorporated herein by reference.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Notice of Lease as of this 29th day of October, 2002.

TENANT                                      LANDLORD

iROBOT CORPORATION                          BURLINGTON CROSSING OFFICE LLC
                                            BY THE GUTIERREZ COMPANY,
                                            ITS MANAGING MEMBER

By. /s/ Helen Greiner                       By. /s/ John A Cataldo
    -----------------                           --------------------------------
Name Helen Greiner                          Name John A Cataldo
Title President                             Title EVP and Assistant Treasurer

By /s/ M David Adler
   -----------------
Name M David Adler
Title Treasurer

                          COMMONWEALTH OF MASSACHUSETTS

middlesex, ss                                                         10/29/2002

Then personally appeared before me Helen Greiner the President of iRobot Corporation, and acknowledged the foregoing instrument to be his free act and deed, and the free act and deed of iRobot Corporation.

                                   /s/ Mary Ellen DeAngelis
                                   ------------------------
                                   NOTARY PUBLIC
                                   My Commission Expires

                                                  MARY ELLEN DeANGELIS
                                                    NOTARY PUBLIC
                                               Commonwealth of Massachusetts
                                             My Commission Expires Sept. 4, 2009

                          COMMONWEALTH OF MASSACHUSETTS

middlesex, ss                                                         10/29/2002

Then personally appeared before me John A Cataldo, the Executive Vice President and Assistant Treasurer of Burlington Crossing office LLC, and acknowledged the foregoing instrument to be his free act and deed, and the free act and deed of Burlington Crossing Office LLC

                                           /s/ Theresa L. Borelli
                                           ----------------------------
                                           NOTARY PUBLIC
                                           My Commission Expires 4-9-04

                                   EXHIBIT "A"

      That certain parcel of land, together with the buildings and improvements thereon, situated in the Town of Burlington, County of Middlesex, Commonwealth of Massachusetts, and described as follows.

      Said parcel is shown as Lot 14 on Land Court Plan 6728J and contains 7.781 acres, more or less, according to said Land Court Plan.

      For title reference see Certificate of Title No 211190, Book 1186, Page 40 414048 vl

                            FIRST AMENDMENT TO LEASE

      This First Amendment to Lease (this "Amendment") is made as of April 23, 2003 between BURLINGTON CROSSING OFFICE LLC, a Massachusetts limited liability company, having its offices located at c/o. The Gutierrez Company, One Wall Street, Burlington, Massachusetts 01803 (hereinafter referred to as "Landlord") and iROBOT CORPORATION, a Delaware corporation, having its offices located at 63 South Avenue, Burlington, Massachusetts 01803 (hereinafter referred to as "Tenant")

                                 WITNESSETH THAT

      WHEREAS, by instrument dated October 29,2002 (the "Lease"), the Landlord demised to Tenant 24,004 rentable square feet located on a portion of the first
(1st) floor of the building (the "Building") known as 63 South Avenue, Burlington, Massachusetts (said 24,004 rentable square feet of space being defined in Section 2.1 of the Lease as the "Premises"), and

      WHEREAS, Landlord and Tenant desire to amend the Lease to expand the Premises to include 10,210 rentable square feet of additional space located on another portion of the first (1st) floor of the Building (the "Additional Premises"),

      NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged and the mutual covenants and agreements herein contained, Landlord and Tenant hereby agree as follows:

1. Initial capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Lease.

2. The following amendments are hereby made to the Lease, which amendments shall be effective as of June 1,2003.

      (a) Article 1 of the Lease is amended by deleting Article 1 in its entirety and by replacing the same with Article 1 attached hereto as
            Schedule 1.

      (b) Schedule 2 of this Amendment is added to the Lease as a new Exhibit "A-1".

      (c) Section 2.1 of the Lease is amended by deleting the last sentence of the first paragraph thereof and replacing it with the following:

            "The Premises is depicted on the plans attached hereto as Exhibit "A" and Exhibit A-1". The portion of the Premises depicted on Exhibit "A" is hereafter referred to as the "Original Premises," and the portion of the Premises depicted on Exhibit A-1" is hereafter referred to as the "Additional Premises" Commencing on June 1,2003, the term "Premises" shall mean the Original Premises together with the Additional Premises".

      (d) Article 3 is amended by adding thereto a new Section 3.5, as follows:

            "3.5. ADDITIONAL PREMISES

                  The Additional Premises shall be delivered to Tenant on June
            1,2003, in "as is" condition, subject to a general clean-up of the space to include "touch-up" painting where necessary and the construction of two double door wide passage ways between the Original Premises and the Additional Premises Landlord represents that the Building's systems are in good working condition".

3. Landlord and Tenant each represent and warrant that it has dealt with no broker, other than Richards Barry Joyce & Partners, in connection with this Amendment and agree to defend, indemnify and save the other party harmless from and against any and all claims for a commission arising out of this Lease made by anyone other than the aforementioned broker.

4. Except as modified by this Amendment, the Lease is hereby ratified and confirmed.

5. This Amendment may be signed in any number of counterparts and each thereof shall be deemed to be an original and all such counterparts shall be but one and the same agreement.

6. Landlord's obligations to perform hereunder are subject to the condition precedent that Landlord's Mortgagee approves of this Amendment by executing and delivering to Landlord the Mortgagee's Consent form attached hereto as Schedule 3.

7. Tenant's obligation to perform its covenants and agreements hereunder is subject to the condition precedent that this First Amendment to Lease be approved by Tenant's Board of Directors Unless Tenant gives Landlord written notice within ten (10) days after the date hereof that the Board disapproves this First Amendment to Lease, then this condition shall be deemed to have been satisfied or waived and the provisions of this Section 7 shall be of no further force or effect. If Tenant provides such notice of disapproval to Landlord, then all of Landlord's and Tenant's obligations hereunder shall be deemed terminated and this First Amendment to Lease shall terminate without recourse to the parties hereto.

      Executed as an instrument under seal as of the date first above written

TENANT                                LANDLORD

iROBOT CORPORATION                    BURLINGTON CROSSING OFFICE LLC
                                      A Massachusetts limited liability company,
                                      BY THE GUTIERREZ COMPANY,
                                         Managing Member

By  /s/ Geoffrey P. Clear
    ---------------------
Name GEOFFREY P. CLEAR
Title CHIEF FINANCIAL OFFICER

                                      By /s/ John A. Cataldo
                                         -------------------
                                      Name John A. Cataldo
                                      Title Executive Vice President

                                   SCHEDULE 1

                    Date of Lease Execution October 29, 2002

                                 REFERENCE DATA

1.1.   SUBJECTS REFERRED TO.

      Each reference in this Lease to any of the following subjects shall incorporate the data stated for that subject in this Section 1.1.

LANDLORD                       Burlington Crossing Office LLC

MANAGING AGENT                 The Gutierrez Company

LANDLORD'S AND MANAGING
AGENT'S ADDRESS                Burlington Office Park
                               One Wall Street
                               Burlington, Massachusetts 01803

LANDLORD'S REPRESENTATIVE      John A Cataldo

TENANT                         iRobot Corporation

TENANT'S ADDRESS (FOR NOTICE
& BILLING)                     63 South Avenue
                               Burlington, Massachusetts 01803

TENANT'S REPRESENTATIVE        Glen Weinstein

BUILDING                       63 South Avenue
                               Burlington, Massachusetts

FLOOR                          1

TENANT'S SPACE                 Such space shown on the plans attached hereto as
                               Exhibit "A" and Exhibit "A-1", located within the Building on Floor 1

RENTABLE FLOOR AREA OF
TENANT'S SPACE                 (a) As to the Original Premises
                                   24,004 square feet on the First Floor

                               (b) As to the Additional Premises
                                   10,210 square feet on the First Floor

                               (c) Total "Rentable Floor Area of Tenant's
                                   Space" 34,214 square feet

TOTAL RENTABLE FLOOR AREA
OF THE BUILDING                81,685 square feet

SCHEDULED TERM
COMMENCEMENT DATE              December 1, 2002

TERM EXPIRATION DATE           December 31, 2008

APPROXIMATE TERM               Six years and one month from the Commencement
                               Date for the Original Premises

FIXED RENT                     June 2003 - July 2003 $9.90/RSF /Annum
                                   $28,226.55 Monthly
                               August 2003 - January 2004 $11.90/RSF /Annum
                                   $33,928.88 Monthly
                               February 2004-December 2004 $17.40/RSF/Annum
                                   $49,610.30 Monthly
                               January 2005-December 2005 $19.40/RSF/Annum
                                   $55,312.63 Monthly
                               January 2006-December 2006 $20.40/RSF/Annum
                                   $58,163.80 Monthly
                               January 2007-December 2007 $21.40/RSF/Annum
                                   $61,014.97 Monthly
                               January 2008-December 2008 $22.40/RSF/Annum
                                   $63,866.13 Monthly

MONTHLY FIXED RENT             For each month during the Term, the Monthly Fixed
                               Rent amount set forth above

ANNUAL ESTIMATED OPERATING
COSTS Actual current year 2003 (approximately $7.25 per rentable square foot included in the Fixed Rent)

ESTIMATED COST OF ELECTRICAL
SERVICE TO TENANT'S SPACE      To be separately sub-metered in accordance with
                               Exhibit "D". The anticipated cost of such electricity is $0.90 per rentable square foot per annum

FIRST FISCAL YEAR FOR TENANT'S
PAYING OPERATING COST
ESCALATION                     Year beginning January 1, 2004

SECURITY DEPOSIT               See Article 1.1

GUARANTOR(S)                   None

PERMITTED USES                 The development, marketing, manufacturing,
                               machining, sale and delivery of robots and associated technology and the providing of professional services in connection therewith

REAL ESTATE BROKER(S)          Richards Barry Joyce & Partners

PUBLIC LIABILITY INSURANCE     BODILY INJURY AND PROPERTY DAMAGE
             EACH COVERAGE     $1,000,000.00
                 AGGREGATE     $2,000,000.00

1.2. EXHIBITS.

     The Exhibits listed below in this Section are incorporated in this Lease by reference and are to be construed as part of this Lease.

     EXHIBIT A     Plan Showing Tenant's Space

     EXHIBIT A-1   Plan Showing Tenant's Additional Space

     EXHIBIT B     Legal Description of Lot

     EXHIBIT C     Intentionally Deleted

     EXHIBIT D     Landlord's Services

     EXHIBIT E     Rules and Regulations

     EXHIBIT F     Intentionally Deleted

     EXHIBIT G     Estoppel Certificate

     EXHIBIT H     Option to Extend

     EXHIBIT I     Expansion Rights / Right of First Refusal*

     EXHIBIT J     Intentionally Deleted

     EXHIBIT K     Subordination, Non-Disturbance and Attornment Agreement

                                   SCHEDULE 2

                                  EXHIBIT A-1.1

                Plan Showing Tenant's Space (Additional Premises)

                                [TO BE PROVIDED]

                                   SCHEDULE 3

                              CONSENT OF MORTGAGEE

      The undersigned Mortgagee hereby consents and approves the terms and provisions set forth in this First Amendment to Lease dated as of April 23, 2003 by and between BURLINGTON CROSSING OFFICE LLC ("Landlord") and iROBOT CORPORATION ("Tenant").

                                         MORTGAGEE

                                         FLEET NATIONAL BANK

/s/ [ILLEGIBLE]                          By /s/ Aidan E. Hume
------------------------                    --------------------------
Witness                                  Name AIDAN E. HUME
                                         Title VICE PRESIDENT
                                         Date 5/5/03

                                   EXHIBIT "I"

                    EXPANSION RIGHTS / RIGHT OF FIRST REFUSAL

      In the event that, during the Term of this Lease, Tenant enters into a direct lease with Landlord (or its affiliates, including without limitation, affiliates of The Gutierrez Company) for at least 51,321 rentable square feet in another building owned by Landlord or one of said affiliates, and further provided that the rent under said new lease is at then Market Rent, as defined in Exhibit "H" of this Lease, then Tenant shall be permitted to vacate the Premises (as such term is described in this Lease) upon the commencement date of the new lease, as though said commencement date where the originally contemplated expiration date under this Lease. The foregoing provision shall be binding upon the successors and assigns of Landlord and Tenant, expressly excluding, however, any mortgagee of Landlord.

Additionally (but subject to Landlord's or The Gutierrez Company's or either of their respective affiliates' own use of the Offer Space (defined below) or plans for redevelopment of the building containing the Offer Space, as more particularly described below), in no event shall Landlord decide to lease, agree to lease, or accept any offer to lease additional space within the adjacent 6,000 square foot building owned by Landlord's affiliate, Burlington Crossing LLC, having an address of 33 Second Avenue, Burlington, MA (the "Offer Space") unless Landlord first affords Tenant an opportunity to lease the Offer Space in accordance with the provisions of this Exhibit "I" and only after written notice to Tenant Such notice shall contain the proposed essential terms with respect to the Offer Space (Landlord's summary thereof shall herein be referred to as the "Offer"). The Offer shall set forth all of the essential terms and conditions upon which Landlord proposes to lease the Offer Space to Tenant. Upon receipt of the Offer from Landlord, and provided further that there does not then exist an uncured, continuing Event of Default under this Lease and provided further that the Tenant specified in Section 1.1 hereof or an entity that controls Tenant, or is controlled by or with Tenant, is then leasing and occupying at least 75% of the rentable square feet of the Premises, then Tenant shall have a right to lease the Offer Space by giving notice to Landlord to such effect within fourteen (14) days after Tenant's receipt of Landlord's notice of such Offer. If such notice is not so timely given by Tenant, then Landlord shall be free to lease the Offer Space or portion thereof, to any third party on any terms and conditions it determines in its sole discretion at any time after the expiration of said fourteen (14) day period.

Notwithstanding anything to the contrary in this Exhibit "I", if Tenant notifies Landlord of its election to lease the Offer Space and then fails to execute and deliver the required amendment to this Lease (or separate lease agreement, as applicable) once the same has been mutually agreed upon by Landlord and Tenant in accordance with this Exhibit "I," then (i) Tenant shall be deemed to have waived its rights to lease the Offer Space under this Exhibit "I," (ii) Landlord shall have the unrestricted right to lease such space upon whatever terms and conditions as are negotiated by Landlord in its sole discretion, and (iii) Tenant's right of first offer under this Exhibit "I" shall become null and void and of no further force and effect. The recording by the Landlord of an affidavit to such effect shall be conclusive evidence of the termination or waiver of Tenant's first offer option hereunder. Otherwise, if the Landlord and Tenant, each acting reasonably and in good faith, fail to agree on a mutually agreeable form of amendment to this Lease (or separate lease agreement, as the case may be) within said thirty (30) day period upon receipt of Landlord's proposed form of agreement, unless such date is extended by mutual agreement of both parties hereto, then such failure shall be treated as a non-exercise by Tenant of its right of first refusal, with the consequence that Landlord shall be free to lease the Offer Space or any portion thereof to any third party, but if the Offer Space should once again become available thereafter, then at that time Tenant shall once again have the right of first refusal set forth in this Exhibit "I".

      As aforesaid, Tenant's right hereunder are expressly subject and subordinate to Landlord's (or its affiliates') own use of the Offer Space or plans for redevelopment of the building containing the Offer Space. Landlord agrees that either Landlord, The Gutierrez Company, or either of their respective affiliates', as the case may be, shall notify Tenant in writing of any such exercise of this reserved right, whereupon Tenant's right of first refusal on the Offer Space shall become null and void.

                            SECOND AMENDMENT TO LEASE

      This Second Amendment to Lease (this "Amendment") is made as of the 22nd day of February, 2005, between Burlington Crossing Office LLC, a Massachusetts limited liability company, having its offices at c/o The Gutierrez Company, One Wall Street, Burlington, Massachusetts 01803 (hereinafter referred to as "Landlord") and iRobot Corporation, a Delaware corporation, having its offices located at 63 South Avenue, Burlington, Massachusetts 01803 (hereinafter referred to as the "Tenant").

                                 WITNESSETH THAT

      WHEREAS, by instrument dated October 29, 2002, as amended by a First Amendment to Lease dated April 23, 2003 (collectively, the "Lease") Landlord demised to Tenant certain premises consisting of 34,314 rentable square feet of tenant space (the "Premises"), located at 63 South Avenue, Burlington, Massachusetts, and as more particularly described in the Lease (the "Building"), and.

      WHEREAS, Landlord and Tenant desire to amend the Lease to expand the Premises to (i) include the balance of the first floor consisting of 24,120 square feet currently occupied by Lahey Clinic Hospital, Inc ("Lahey"), except for a communications closet shown on Schedule 1 attached hereto and made a part hereof (the "Data Closet"), which shall be used by Tenant on a non-exclusive basis with other tenant(s) of the Building, currently Lahey, pursuant to the terms of a separate agreement between Tenant and Lahey, as hereinafter provided in Paragraph 5(i) below (the "First Floor Space"), (ii) to provide for the modification to and lease of the 6,150 square foot 33 Second Avenue building for Tenant's use, (iii) to provide for a possible expansion workshop of 3,000 square feet to the 33 Second Avenue building, (iv) to provide for the use of temporary space at 33 Second Avenue, and (v) to address certain other matters as set forth herein.

      NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the mutual covenants and agreements herein contained, Landlord and Tenant hereby agree as follows:

      1. Initial capitalized terms used herein, but not defined herein, shall have the meanings ascribed to them in the Lease.

      2. Section 2.1 of the Lease is hereby amended by adding the following paragraphs at the end of said Section.

      "2.1.1 Temporary Space - Landlord and Tenant hereby acknowledge and agree that Tenant shall have the right to use and occupy the Temporary Space (as hereinafter defined), subject to all the terms and provisions of this Section or elsewhere in this Lease, except as otherwise provided herein to the contrary, until such time as the full renovations to 33 Second

Avenue ("33 Second Avenue Work") (as hereinafter defined in Section 2.1.1A below) is completed and ready for Tenant's occupancy, or in the event that Landlord is unable to obtain the required permits for the 33 Second Avenue Work, as hereinafter provided, until December 31, 2005. Alternatively, in the event that Landlord is unable to obtain the required permits necessary to fully renovate the entire 33 Second Avenue building, then Tenant shall have the option, exercisable within thirty (30) days of receipt of Landlord's notice that it has been unsuccessful in obtaining the necessary permits for the construction of the Workshop, to continue to use and occupy the Temporary Space, subject to the terms and provisions of this Lease, except that the Fixed Rent due for Tenant's continued occupancy of the Temporary Space shall be $1.00 per square foot per annum paid monthly in advance, and Tenant shall be responsible to make any such additional improvements to the Temporary Space as may be required by the Building Inspector or other applicable authorities of the Town of Burlington. Any additional improvements requested by Tenant, and so required as aforesaid, shall be performed by GCCI, at Tenant's cost, specifically at cost plus ten percent (10%). Otherwise, Tenant shall vacate and surrender the Temporary Space in accordance with the provisions of Section 6.1.2 hereof. The parties hereby further agree to execute an amendment to this Lease, upon the request of either party, confirming the permanent addition of the Temporary Space to the "Premises" hereunder in the event that Tenant elects to continue its occupancy thereof (i.e., the term "Premises" shall be expanded to include the Temporary Space and a new rent schedule shall be provided). Landlord has made certain temporary renovation improvements to approximately 2,755 square feet of the building located at 33 Second Avenue (the "Temporary Space"). Landlord has been paid by Tenant for the cost of such Temporary Space improvements. Except for the $1.00 per square foot set forth previously in this section, Tenant shall not be required to pay Fixed Rent on the Temporary Space, but will reimburse Landlord its pro rata share of taxes and utilities allocable to the Temporary Space, as additional rent, on a monthly basis from November 1, 2004 until the 33 Second Avenue Work is completed, or until its lease of the Temporary Space is terminated as provided in this Section 2.1.1, after which event Section 2.1.1A shall apply.

2.1.1A 33 Second Avenue Work - Tenant has requested Landlord renovate the 6,150 square foot 33 Second Avenue building and provide an exclusive adjacent area in the current parking lot for testing of an additional approximately 8,500 square feet (such testing area to be protected by jersey barriers and/or fencing) and other rough terrain testing space on the slopes and drive at the southwest corner of the lot to also be made available for Tenant's use until the end of the Term, as hereinafter provided in this Section 2.1.1A. A portion of the 33 Second Avenue building is currently being used as the Temporary Space. Landlord has provided Tenant with initial plans titled "33 Second Avenue/63. South Avenue iRobot - Expansion Building Options, Drawing A -1 (Tenant Review & Pricing) 1/6/05," attached as Schedule 3, and Site Plan - Proposed Option "B", 33 Second Avenue, Burlington, MA, dated 12/8/04, attached as Schedule 3-A, and an initial estimate of the approximate cost of such 33 Second Avenue Work of one hundred eighty-three thousand four hundred seventy-nine ($183,479) dollars and, if requested by Tenant, an additional two hundred fourteen thousand five hundred ninety-nine ($214,599) dollars for the Workshop. Upon execution of this Amendment and receiving Tenant's electrical requirements from Tenant, Landlord, or at Tenant's option and sole expense a third party architect, reasonably acceptable to Landlord, will prepare more detailed plans for construction and bidding for the 33 Second Avenue Work and will present them to Tenant for approval. Once such construction plans have been approved by Tenant, Landlord will obtain bids for such work and will present Tenant with a not to exceed cost for such work ("Cost of the Work"). Included in the Cost of the Work shall be general conditions and the cost of GCCI's overhead and profit equal to seven percent (7%) of such work, and a five percent (5%) contingency reserve. Landlord will not expend the five percent (5%) contingency reserve without first informing Tenant. Tenant agrees to reimburse Landlord as set forth later in this
Section 2.1.1A for the actual cost of said work not to exceed the Cost of the Work unless there is a change in scope or Tenant approved change order. Upon written approval by Tenant of the Cost of the Work, Landlord agrees to use reasonable efforts to have the 33 Second Avenue Work completed so that the work is completed within three (3) months following approval by Tenant of Landlord's construction and bidding plans and Cost of the Work (the "Scheduled Completion Date"), which completion date shall, however, be extended for a period equal to that of any delays due to governmental regulations, unusual scarcity of or inability to, obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord's control. The 33 Second Avenue Work shall be deemed completed, and rent payable thereon shall commence on the earlier of (a) the date on which Tenant occupies any part of the 33 Second Avenue building other than the Temporary Space, (b) the date on which the 33 Second Avenue Work is substantially completed as certified by Landlord ("33 Second Avenue Rent Commencement Date"). Landlord shall permit Tenant access for installing its own equipment furnishings in the 33 Second Avenue building if it can be done without material interference with Landlord's remaining work. Notwithstanding the foregoing provisions, if the 33 Second Avenue Work is not complete and the building is not ready for occupancy on or before a date which is sixty (60) days after the Scheduled Completion Date stated above for whatever reason other than Tenant's fault or the allowable delays set forth above, Tenant may elect not to lease said 33 Second Avenue building and not to reimburse Landlord for Landlord's costs by giving notice to Landlord of such election. Upon receipt of such election, Landlord shall have an additional fifteen (15) days to complete said work. If said work is completed within such fifteen (15) day period, then Tenant's election above shall be null and void, it being understood that said election by it shall be Tenant's sole remedy at law and in equity for Landlord's failure to have the 33 Second Avenue building ready for Tenant's occupancy. Tenant agrees to use and occupy the 33 Second Avenue building subject to the terms and conditions of this Lease, except as otherwise set forth herein to the contrary.

Tenant shall reimburse Landlord for the actual cost of the 33 Second Avenue Work but not, without Tenant's prior written consent, in excess of the Tenant approved Cost of the Work Parties agree that such reimbursement shall be paid by an adjustment to the Fixed Rent under the Lease. Specifically such actual cost shall be amortized over a term of five (5) years at a seven percent (7%) rate, i.e., a constant annual payment of 23.77% of the actual cost of the 33 Second Avenue Work, plus twelve thousand two hundred ($12,200) dollars per year. Thus, for example, if the cost of the 33 Second Avenue Work were two hundred sixty thousand ($260,000) dollars, then the additional Annual Fixed Rent would be equal to two hundred sixty thousand ($260,000) dollars times 2377 which equals sixty-one thousand eight hundred two ($61,802) dollars, plus twelve thousand two hundred ($12,200) dollars, for a total additional Fixed Rent of seventy-three thousand eight hundred two ($73,802) dollars per year, six thousand one hundred fifty dollars and sixteen cents ($6,150.16) per month. Any increase in Operating Costs or real estate taxes or additional Landlord's services called for in
Section 5.1 required because of Tenant's occupancy of the 33 Second Avenue building shall be paid for by Tenant (i.e., 100% of such costs shall be allocable to Tenant) on a monthly basis, as additional rent. It is hereby expressly understood and agreed that any such costs shall not be included within the "Operating Cost Base" for the Building. Landlord and Tenant agree that they shall enter into a mutually satisfactory amendment to this Lease in order to reflect Tenant's occupancy of the 33 Second Avenue building, adding it to the Premises, and the rent adjustments hereunder. Upon termination of this Lease for any reason prior to five (5) years after the 33 Second Avenue Rent Commencement Date, Tenant shall pay Landlord the unamortized balance of such costs within ten (10) days of receipt of an invoice therefor. However, in the event that, within three (3) years of the termination of the Lease for any reason, except by reason of Tenant's default, Landlord subsequently leases 33 Second Avenue to others, then, at such time as such new 33 Second Avenue tenant makes its first rent payment thereon, Landlord will rebate to Tenant the following amount of the unamortized balance of the 33 Second Avenue Cost of the Work previously paid by Tenant to Landlord upon termination of this Lease ("Unamortized Balance"). Such rebate to be calculated as follows:

      1. Any Landlord costs associated with the re-leasing of 33 Second Avenue to include, but not be limited to broker commissions, tenant improvements, other concessions, shall be added to the Unamortized Balance. The resulting subtotal shall be amortized over the new lease term at eight percent (8%). To that amortized subtotal total shall be added one ($1.00) dollar per rentable square foot times the square footage of space leased under the new lease for 33 Second Avenue. That grand total of the amortized subtotal plus one ($1.00) dollar per rentable square foot total to be divided into the average annual triple net rent of the leased space. If the quotient of such division equals or exceeds 1.0, then Landlord shall rebate to Tenant total amount of the Unamortized Balance. If the resulting quotient is less than 1.0, then Landlord shall return that portion represented by the quotient times the Unamortized Balance. Example follows:

      Assuming the following facts and conditions.

A     Landlord leased 6,150 square feet of 33 Second Avenue
      for five (5) years @ average rent triple net of $7.50/SF      =     $ 46,125/ year

B     Lease Up Costs Total                                          =     $104,550
      1B      Commissions @ $6.00/SF          $36,900
      2B      Tenant Improvements @ $10.00/SF $61,500
      3B      Other @$1.00/SF                 $ 6,150

C     Unamortized Balance of 33 Second Avenue Work                  =     $ 87,700
                                                                          --------

D     Subtotal Costs                                                =     $192,250

E     D x 5-year amortization @ 8% = $192,250 x 0.2434              =     $ 46,794

F     $1.00 per Square Foot Re-leased Space                         =     $  6,150
                                                                          --------
G     Grand Total of Amortized Costs + $1.00/SF                     =     $ 52,944

H     A/G = $46,125/$52,944 = 0.871

      Landlord rebates Tenant H x C = 0.871 x $87,700 = $76,387

The provisions of this section shall survive termination of this Lease.

      2.1.2. Workshop - As requested by Tenant, Landlord hereby agrees to use good faith, diligent efforts to obtain any and all approvals and permits necessary for the construction of a prefab steel building as an expansion to the rear of 33 Second Avenue located as shown on the plan attached hereto as Schedules 3 and 3-A, containing approximately 3,000 square feet (the "Workshop" and at times, the "Workshop Work") Tenant shall provide Landlord with specifications for the Workshop on or before April 1, 2005. Landlord will not approve any alterations that will require unusual expense to demolish the Workshop on lease termination Landlord agrees to develop, at Tenant's cost, the modification of the Site Plan and all other plans and/or studies required for Landlord to obtain the necessary state and local permits and approvals for the construction of the Workshop and the bidding of the work necessary to construct the Workshop. Tenant acknowledges that Landlord has indicated a variance shall be required for such expansion. Landlord agrees to try to obtain such permits, using the efforts as aforesaid, on or before June 30, 2005. Landlord and Tenant agree to work and cooperate with each other so as to reach mutual agreement on any modifications to the plans as may be requested by the applicable permit granting authorities. In the event that Landlord is unsuccessful in obtaining all necessary permits and approvals for the construction of the Workshop by September 30, 2005, Landlord's obligations under this Section 2.1.2 shall terminate, and such failure shall not be deemed to be a default by Landlord hereunder. Tenant agrees to reimburse Landlord for its permitting expenses incurred hereunder, up to a maximum of five thousand ($5,000) dollars, within thirty (30) days of receipt of Landlord's invoice therefor, containing reasonable backup documentation evidencing the same.

      In the event that Landlord obtains all of such permits, then Landlord shall then obtain bids for the construction of said Workshop and present to Tenant a not to exceed cost to construct such Workshop ("Cost of the Workshop Work") and a scheduled completion date for such work ("Scheduled Completion Date"). Included in the Cost of the Workshop Work shall be general conditions, the cost of GCCI's overhead and profit, equal to seven percent (7%) of the work, and a five percent (5%) contingency reserve. Landlord will not expend the five percent (5%) contingency reserve without first informing Tenant. After approval of the plans for the Cost of the Workshop Work by Tenant, Landlord shall commence construction of the Workshop and diligently prosecute the same to completion (i.e., the parties further agreeing that no overtime shall be required). The Workshop Work shall be deemed completed and Fixed and additional Rent payable thereon shall commence on the earlier of (a) the date on which Tenant occupies any part of the Workshop, (b) the date on which the Workshop Work shown on the Workshop plans accepted by Tenant is substantially completed as certified by Landlord's architect ("Workshop Rent Commencement Date"). Landlord shall permit Tenant access for installing its own equipment and furnishings in the Workshop if it can be done without material interference with Landlord's remaining work. Notwithstanding the foregoing provisions, if the Workshop is not complete and the building ready for occupancy on or before a date which is ninety (90) days after the Scheduled Completion Date for whatever reason other than Tenant's fault or the allowable delays previously set forth in 2.1.1A, Tenant may elect not to lease said Workshop and not to reimburse Landlord for Landlord's costs by giving notice to Landlord of such election. Upon receipt of such election, Landlord shall have an additional fifteen (15) days to complete said work. If said work is completed within such fifteen (15) day period, then Tenant's election above shall be null and void, it being understood that said election by it shall be Tenant's sole remedy at law and in equity for Landlord's failure to have the Workshop ready for Tenant's occupancy. Upon Landlord's substantial completion and obtaining a certificate of occupancy (which may be temporary) for the Workshop and providing Tenant with a copy thereof, Tenant agrees to use and occupy the Workshop subject to the terms and conditions of this Lease, except as otherwise set forth herein to the contrary.

      Tenant shall reimburse Landlord for the actual cost of construction of the Workshop, not to exceed the Cost of the Workshop Work unless there is a change in scope or Tenant approved change order. The parties agree that such reimbursement shall be paid by Tenant in the form of an adjustment to the Fixed Rent under this Lease. Specifically, such costs shall be amortized over the remaining Term of this Lease at a per annum rate of seven percent (7%), plus six thousand ($6,000) dollars per year, to be paid monthly in advance as additional Fixed Rent. Any increase in Operating Costs or real estate taxes or additional Landlord's services called for by Section 5.1 required because of Tenant's occupancy of the Workshop shall be paid for by Tenant (i.e., 100% of such costs shall be allocable to Tenant) on a monthly basis, as additional rent. It is hereby expressly understood and agreed that any such costs shall not be included within the "Operating Cost Base" for the Building. Landlord and Tenant agree that they shall enter into a mutually satisfactory amendment to this Lease in order to reflect Tenant's occupancy of the Workshop, adding it to the Premises, and the Rent adjustments hereunder. In the event that this Lease terminates prior to December 31, 2008, then Tenant shall be required to make a Termination Payment equal to the unamortized balance of the actual costs of the construction of the Workshop. In the event that, within three (3) years of the termination of the Lease for any reason, except by reason of Tenant's default, Landlord subsequently leases the Workshop to others, then, at such time as such new Workshop tenant makes its first rent payment thereon, Landlord will rebate to Tenant the following amount of the unamortized balance of the Workshop Cost of the Work previously paid by Tenant to Landlord upon termination of this Lease ("Unamortized Balance") Such rebate to be calculated as follows:

      1. Any Landlord costs associated with the re-leasing of the Workshop to include, but not be limited to broker commissions, tenant improvements, other concessions, shall be added to the Unamortized Balance. The resulting subtotal shall be amortized over the new lease term at eight percent (8%). To that amortized subtotal total shall be added one ($1.00) dollar per rentable square foot times the square footage of space leased under the new lease for the Workshop. That grand total of the amortized subtotal plus one ($1.00) dollar per rentable square foot total to be divided into the average annual triple net rent of the leased space. If the quotient of such division equals or exceeds 1.0, then Landlord shall rebate to Tenant total amount of the Unamortized Balance. If the resulting quotient is less than 1.0, then Landlord shall return that portion represented by the quotient times the Unamortized Balance Example follows:

      Assuming the following facts and conditions.

A.    Landlord leased 3,000 square feet of the Workshop for
      three (3) years @ average rent triple net of $5.00/ SF           =      $15,000/ year
B.    Lease Up Costs Total                                             =      $19,000
      1B.  Commissions @ $3.33/SF                    $10,000
      2B.  Tenant Improvements @ $3.00/SF            $ 9,000
      3B.  Other @ $-0-/SF                           $  -0-
C.    Unamortized Balance of the Workshop Work                         =      $70,700
                                                                              -------
D.    Subtotal Costs                                                   =      $89,700
E.    D x 3-year amortization @ 8% = $89,700 x 0.3761                  =      $33,736
F.    $1.00 per Square Foot Re-leased Space                            =      $ 3,000
                                                                              -------
G.    Grand Total of Amortized Costs + $1.00/ SF                       =      $36,736
H.    A/G = $15,000/ $36,736 = 0.408

      Landlord rebates Tenant H x C = 0.408 x $70,700 = $28,846

The provisions of this section shall survive termination of this Lease".

      3. Landlord and Tenant hereby agree that references in the Lease to "Lot" or "Premises" shall include any and all testing areas or other areas, such as parking areas permitted to be used and/or occupied by Tenant under this Lease, should such areas not be within the definition of "Lot" hereunder (for example, but not by way of limitation, the provisions of Sections 6.1.3, 6.1.4, 6.1.5, 6.1.7, 6.1.8, 6.1.9, 6.1.12, and 6.1.13 shall apply to all of said additional areas).

      4. Article 10 of the Lease is hereby amended by inserting the following as a new Section 10.16.

      "Section 10.16. (Covenants Independent). Each provision hereof constitutes an independent covenant, enforceable separately from each other covenant hereof. To the extent any provision hereof or any application of any provision hereof may be declared unenforceable, such provision or application shall not affect any other provision hereof or other application of such provision. Tenant acknowledges and agrees that Tenant's obligation to pay Fixed Rent and additional rent is independent of any and all obligations of Landlord hereunder, with the result that Tenant's sole remedy for any alleged breach by Landlord of its obligation hereunder shall be to commence a judicial proceeding against Landlord seeking specific performance, and not to deduct or set off Fixed Rent or additional rent or terminate this Lease".

      5. Upon the later to occur of all of the foregoing events (the "Expansion Events" or such date upon which the Expansion Events occur hereinafter being referred to as the "Expansion Date") (i) the termination of the existing Lahey lease with respect to the First Floor Space subject to Lahey's right to use the Data Closet, in common with Tenant, pursuant to the terms of a separate agreement between Tenant and Lahey as aforesaid, or a future tenant of

Landlord as applicable (the "Expansion Space"), (ii) Landlord's receipt of the applicable termination payments from Lahey, (iii) Lahey vacating said space in accordance with the terms and provisions of its lease with Landlord, and (iv) Tenant hereby accepting such space in its then "as is" condition, then Landlord and Tenant hereby agree that the term "Premises" as used in this Lease shall include the Expansion Space. Accordingly, upon the occurrence of the Expansion Events, (A) Section 1.1 of the Lease shall be amended as follows (i) the definition of "Rentable Floor Area of Tenant's Space" shall be amended by deleting the existing language in its entirety and by replacing the same with "58,334 square feet, subject to further expansion as provided in Sections 2.1.1 and 2.1.2 hereof, and (ii) the definition of "Fixed Rent" set forth in Section
1.1 of the Lease shall be amended by deleting the same in its entirety and by replacing the same with a new Fixed Rent schedule reflecting the addition of the Expansion Space (i.e., 24,120 square feet) and Landlord's agreement that the Fixed Rent allocable to the Expansion Space shall be $18.50 per rentable square foot for the period commencing upon the occurrence of the Expansion Events and ending on September 30, 2007, and thereafter (i) $21.40 per rentable square foot from October 1, 2007 through and including December 31, 2007, and (ii) $22.40 per rentable square foot from January 1, 2008 through and including December 31, 2008, and (B) Section 1.2 of the Lease shall be amended by adding the plan attached hereto as Exhibit "A-3" as a new Exhibit "A-3" thereto. As aforesaid in Paragraphs 2.1.1A and 2.1.2 above, Landlord and Tenant hereby agree that they shall enter into a mutually satisfactory amendment to this Lease in order to reflect the necessary Rent adjustments hereunder and any other relevant provisions of the Lease necessitated by the events outlined in this Amendment.

      6. Section 1.2 of the Lease is hereby amended by deleting Exhibit "D" of the Lease and by replacing the same with Exhibit "D-l" attached hereto and made a part hereof Accordingly, all references in the Lease to Exhibit "D" shall now refer to Exhibit "D-1" attached hereto.

      7. Effective on the Expansion Date, Section 8.2 of the Lease shall be amended by adding the following at the beginning of the second sentence thereof, "Except as otherwise provided in Exhibit "I" hereof, and".

      8. Effective on the Expansion Date (as hereinbefore defined in Section 5 above), Exhibit "I" of the Lease is hereby amended by (i) deleting the square footage figure of "51,321" and by replacing the same with "87,000", (ii) adding the following after the words. " Market Rent as defined in Exhibit "H" of this Lease" in line 4 thereof, "but in no event lower than (a) $22.40 (quoted on a gross basis) plus tenant electricity, or (b) rent which is sufficient in Landlord's reasonable and good faith opinion, to finance the non-land project costs of such expansion building, and further provided that the term of the new expansion building lease is not for less than ten (10) years", (iii) adding the following at the end of the first sentence after the words "under this Lease", the following "and upon payment by Tenant to Landlord of any unamortized cost of the 33 Second Avenue Work and/or the Workshop Work (as defined in Sections 2.1.1A and 2.1.2 hereof), which such cost figures either shall be furnished by Landlord to Tenant within forty-five (45) days of completion of the 33 Second Avenue Work and/or the Workshop Work and again within five (5) days of receipt of Tenant's termination notice together with reasonable supporting documentation evidencing the same (the "Termination Payment")", and (iv) replacing the entire second sentence with the following "The foregoing provision (and the provisions with respect to the permitting and construction of the Temporary Space or the 33 Second Avenue Work and/or the Workshop Work pursuant to Sections 2.1.1, 2.1.1A, and 2.1.2 hereof) shall be binding upon the successors and assigns of Landlord and Tenant, expressly excluding, however, any mortgagee of Landlord, its successors and/or assigns, and shall not constitute a default by Landlord of its obligations under this Exhibit "I" (or Section 2.1.1 or 2.1.2, as it relates to the Temporary Space, 33 Second Avenue Work, or Workshop as aforesaid)".

      9. The Lease is hereby amended by adding Exhibit "J" attached hereto and made a part hereof as the new Exhibit "J" to the Lease Accordingly, Section 1.2 of the Lease is hereby amended by deleting the words "Intentionally Deleted" after Exhibit "J" and by replacing the same with "Right of First Offer".

      10. Landlord and Tenant each represent and warrant that is has dealt with no broker, other than Richards Barry Joyce & Partners, in connection with this Amendment and agree to defend, indemnify and save the other party harmless from and against any and all claims for a commission arising out of this Lease made by anyone other than the aforementioned broker. The parties further agree that Landlord's compensation obligation to said broker shall be limited to the lease of the Expansion Space from July 31, 2007 to December 31, 2008.

      11. Except as modified by this Amendment, the Lease is hereby ratified and confirmed.

      12. This Amendment may be signed in any number of counterparts and each thereof shall be deemed to be an original, and all such counterparts shall be but one and the same agreement.

      13. Landlord's obligations to perform hereunder are subject to the condition precedent that Landlord's mortgagee approves of this Amendment by executing and delivering to Landlord the Mortgagee's Consent form attached hereto as Schedule 4, unless Landlord gives Tenant written notice within thirty
(30) days after the date hereof that Landlord's mortgagee disapproves this Amendment, then this condition shall be deemed to have been satisfied or waived, and the provisions of this Section 13 shall be of no further force or effect. If Landlord's mortgagee provides such notice of disapproval to Landlord, then all of Landlord's and Tenant's obligations hereunder shall be deemed terminated, and this Amendment shall terminate without recourse to the parties hereto.

      14. Tenant's obligation to perform its covenants and agreements hereunder is subject to the condition precedent that this Amendment be approved by Tenant's Board of Directors Unless Tenant gives Landlord written notice within ten (10) days after the date hereof that the Board disapproves this Amendment, then this condition shall be deemed to have been satisfied or waived, and the provisions of this Section 14 shall be of no further force or effect. If Tenant provides such notice of disapproval to Landlord, then all of Landlord's and Tenant's obligations hereunder shall be deemed terminated, and this Amendment shall terminate without recourse to the parties hereto.

EXECUTED as an instrument under seal as of the date first written above

TENANT                                 LANDLORD

iRobot Corporation                     Burlington Crossing Office LLC
                                       A Massachusetts limited liability company
                                       By  The Gutierrez Company,
                                           Managing Member

By /s/ Geoffrey P. Clear               By /s/ Arturo J. Gutierrez
  -----------------------------          ------------------------------------
Name: GEOFFREY P. CLEAR                  Arturo J. Gutierrez
Title: CHIEF FINANCIAL OFFICER           President
        & TREASURER

                                  SCHEDULE - 1

                                  DATA CLOSET

                                  [FLOOR PLAN]

                                  SCHEDULE - 3

                                  [FLOOR PLAN]

                                  SCHEDULE 3-A

                                    I-ROBOT
                                33 SECOND AVENUE
                           OPTION "B" - NO EXPANSION
                               02/18/05 - REV (2)

                                                                     PAGE 1 OF 2

1.    REROOF EXISTING BLDG. (INCLU. REPAIR ROOF DECK, ETC.) 5,700 S.F. @ 2.50/S.F.         =    14,250.00

2.    SELECT DEMO IN EXISTING BLDG.                                                        =    15,000.00

3.    INSULATE & SHEETROCK PERIMETER WALLS 320 L.F.X10'=3,200 S.F @$6/S.F.                 =     7,200.00

4.    STORM WINDOW (INSIDE) AT EXISTING 92'X6'= 552 S.F. @                                 =    10,000.00

5.    REMOVE & PROVIDE RAMP AT ENTRANCE.                                                   =     1,500.00

6.    NEW OPENING AT MASONRY BEARING WALL 1 EA.                                            =       500.00

7.    FURR & SHEETROCK INTERIOR MASONRY WALL AND PATCH EXISTING                            =     8,370.00

8.    NEW TOILET ROOM - PLUMBING & TRENCHING                                               =    20,000.00

9.    NEW DECK HIGH PARTITIONS 106 L.F. @ $55.00/L.F.                                      =     5,830.00

10.   NEW DOORS, FRAMES & HDWR. 8 EA. @ $600/EA.                                           =     4,800.00

11.   ACOUSTICAL CEILINGS 1,200 S.F. @ $2/S.F.                                             =     2,400.00

12.   CARPET, VCT&BASE                                                                     =     3,500.00

13.   PAINTING                                                                             =     3,000.00

14.   HVAC 6,000 S.F.                                                                      =    20,000.00

15.   SPRINKLERS NOT REQUIRED                                                              =    _________

16.   ELECTRICAL, LIGHTS, POWER, LIFE SAFETY & FIRE ALARM 6,000 S.F.                       =    20,000.00

17.   BUILDING PERMIT $10/1,000                                                            =     1,250.00

18.   SUPERVISION $2,860/WK.                                                               =     8,580.00

                                  SCHEDULE 3-A

I-ROBOT                                                              PAGE 2 OF 2
33 SECOND AVENUE
OPTION "B" - NO EXPANSION
02/18/05 - REV (2)

19.   PROJECT MANAGER @ $4,207/WK. @ 50%                         =     12,621.00

20.   CLEAN-UP & GENERAL LABOR @ 1,000/WK.                       =      3,000.00

21.   DUMPSTERS 6 EA. @ 600/DUMP                                 =      1,800.00

22.   POSTAGE, DRWG. REPRO., FAX, ETC.                           =      1,250.00
                                                                     -----------
      SUBTOTAL                                                   =   $164,851.00
      6% FEE                                                            9,891.00
                                                                     -----------
      SUBTOTAL                                                   =   $174,742.00
      CONTINGENCY 5%                                             =      8,737.00
                                                                     -----------
      TOTAL BUDGET                                               =   $183,479.00

CHERYL/IROBOT-NOEXPANSION

                                  SCHEDULE 3-A

                                    I-ROBOT
                                33 SECOND AVENUE
                        OPTION "B" - 3000 S.F. EXPANSION
                               02/18/05 - REV (2)

                                                                     PAGE 1 OF 2

1.    ADD CATCH BASIN                                                      =     $3,000.00

2.    CHAIN LINK DOUBLE GATE 2 EA. @ $2,000 EA.                            =      4,000.00

3.    JERSEY BARRIES 10 EA. @ 200 EA.                                      =      2,000.00

4.    RECLAIM BIT. PAVEMENT 225 TONS @ $10/TON                             =      2,250.00

5.    EXCAVATE & BACKFILL FOOTINGS 4 DAYS @ $1,000/DAY                     =      4,000.00

6.    GRAVEL BASE FOR SLAB ON GRADE 130 CYDS. @ $18/C.Y.                   =      2,340.00

7.    NEW UTILITIES NOT REQUIRED                                                __________

8.    CONCRETE FOUNDATIONS 40 C.Y. @175/C.Y.                               =      7,000.00

9.    CONCRETE SLAB ON GRAD 50 C.Y. @ 200/C.Y.                             =     10,000.00

10.   PREFAB. PACKAGED BLDG. MATERIAL                                      =     26,000.00

11.   PREFAB. PACKAGED BLDG. ERECTION 3,000 S.F. @ 2.25/S.F.               =     18,000.00

12.   HVAC 3,0000 S.F.                                                     =     40,000.00

13.   SPRINKLERS NOT REQUIRED                                              =    __________

14.   ELECTRICAL, LIGHTS, POWER, LIFE SAFETY & FIRE ALARM 3,000 S.F.       =     40,000.00

15.   BUILDING PERMIT $10/1,000                                            =      1,250.00

16.   SUPERVISION @$2,860/WK.                                              =     14,300.00

17.   PROJECT MANAGER @ $4,207/WK. @ 50%                                   =     12,621.00

18.   CLEAN-UP & GENERAL LABOR @ 1,000/WK.                                 =      3,000.00

19.   DUMPSTERS 3 EA. @ 600/DUMP.                                          =      1,800.00

                                  SCHEDULE 3-A

I-ROBOT                                                              PAGE 2 OF 2
33 SECOND AVENUE
OPTION "B" - 3,000 S.F. EXPANSION
02/18/05 - REV (2)

19.   POSTAGE, DRWG. REPRO., FAX, ETC.                        =         1,250.00
                                                                     -----------
      SUBTOTAL                                                =      $192,811.00
      6% FEE                                                  =        11,569.00
                                                                     -----------
      SUBTOTAL                                                =      $204,380.00
      CONTINGENCY 5%                                          =        10,219.00
                                                                     -----------
      TOTAL BUDGET                                            =      $214,599.00

CHERYL/IROBOTREVISED2/18

                                   SCHEDULE 4

                              CONSENT OF MORTGAGEE

The undersigned Mortgagee hereby consents and approves the terms and provisions set forth in this Second Amendment to Lease dated as of________________________, 2005, by and between Burlington Crossing Office LLC ("Landlord') and iRobot Corporation ("Tenant")

                                    MORTGAGEE

                                    BANK OF AMERICA

___________________________         By _________________________________________
Witness

                                    Name________________________________________

                                    Title_______________________________________

                                    Date________________________________________

                                  EXHIBIT "A-3"

                            PLAN OF EXPANSION SPACE

                                (TO BE SUPPLIED)

                                  EXHIBIT "D-1"

                              LANDLORD'S SERVICES

I.    CLEANING.

      A.    BUILDING LOBBIES AND COMMON AREAS.

            1. Entrance doors and partition glass to be cleaned nightly. Wipe down frames and fixtures as needed.

            2. Remove entrance mats and clean sand and dirt from pits and floors, clean and replace mats nightly.

            3. Floors to be swept and washed nightly. Maintain a high luster finish following manufacturer's specifications.

            4. Walls to be dusted and spot cleaned as necessary, thoroughly washed twice a year.

            5. Empty and wipe clean trash receptacles nightly including exterior smoker's stations.

            6. Dust, with treated cloth, security desks, window sills, directory frames, planters, etc, nightly.

            7.    Clean director glass nightly.

            8. Vacuum all carpeted areas nightly, treat and spot clean stains, clean fully as needed.

            9. Vinyl tile floors to be dry mopped nightly, spot washed with clean water as needed and spray buffed weekly.

            10. Sweep all stairwells in building nightly and keep in clean condition, washing same as necessary.

            11. Do all high dusting (not reached in nightly cleaning) quarterly, which includes the following.

                  (a) Dust all pictures, frames, charts, graphs and similar wall hangings.

                  (b) Dust exposed piped, ventilation and air conditioning grilles, louvers, ducts and high molding, as needed.

            12. Clean and maintain luster on ornamental metal work as needed within arm's reach.

            13.   Dust all drapes and blinds as needed.

            14. Wash and disinfect drinking fountains using a non-scented disinfectant nightly. Polish all metal surfaces on the unit nightly.

            15.   Strip and wax all resilient tile floors yearly.

            16. Shampoo all common area carpets at additional contract price at least once per year.

      B.    LAVATORIES - NIGHTLY.

            1. Empty paper towel receptacles, bag and transport waste paper to designated area, disinfect receptacle and add new liner.

            2. Empty sanitary napkin disposal receptacles, bag and transport waste, disinfect receptacle and add new liner.

            3. Refill toilet tissue, hand towel dispensers, and sanitary napkin dispensers.

            4. Scour, wash and disinfect all basins, bowls and urinals using non-scented disinfectants.

            5. Wash, disinfect and wipe dry both sides of toilet seat using non-scented disinfectants.

            6. Wash and polish all mirrors, counters, faucets, flushometers, bright work and enameled surfaces.

            7. Spot clean toilet partitions, doors, door frames, walls, lights and light switches.

            8.    Remove all cobwebs from walls and ceilings.

            9. Sweep and wash all floors, using proper non-scented disinfectants.

            10.   Add water to floor drains weekly, disinfect monthly.

            11.   Turn off lights.

      C.    ELEVATORS - NIGHTLY.

            1.    Thoroughly clean walls.

            2.    Wipe clean control panels, door frames and mirrors.

            3.    Vacuum cab and floor door tracks.

            4.    Vacuum floors, shampoo as needed, wash stone floors.

            5.    Dust ceilings.

      D. GENERAL CLEANING (MONDAY THROUGH FRIDAY - HOLIDAYS EXCLUDED) TENANT AREAS NIGHTLY - UNLESS NOTED.

            1. Empty and clean all waste receptacles nightly and remove waste paper and waste materials, including folded paper boxes and cartons, to designated area Replace liners as needed Check and wash waste baskets if soiled. Abnormal waste removal (e.g. computer installation paper, bulk packaging, wood or cardboard crates, refuse from cafeteria operation, etc. ) shall be Tenant's responsibility.

            2. Weekly hand dust with treated cloth and wipe clean or feather dust[er] all accessible areas on furniture, desks, files, telephones, fixtures and window sills.

            3. Clean all glass table tops and tenant entrance glass. Spot clean glass partitions.

            4.    Spot clean all walls, door frames and light switches.

            5. Wipe clean and polish all bright metal work as needed within arm's reach.

            6. All stone, ceramic, tile, marble, terrazzo and other unwaxed flooring to be swept, using approved dust-down preparation.

            7. All wood, linoleum, rubber asphalt, vinyl and other similar type of floors to be swept, using approved dust-down preparation and mopped or cleaned with dry system cleaner nightly.

            8. Reception areas, halls, high traffic areas to be vacuumed nightly.

            9. Offices and cubicles to be spot vacuumed nightly. Complete vacuum weekly.

            10.   Spot clean carpet stains.

            11. Wash and clean all water fountains and coolers nightly. Sinks and floors adjacent to sinks to be washed nightly.

            12.   Dust blinds as needed.

            13. Vinyl tile floors to be dry mopped nightly, spot washed with clean water as needed and spray buffed every two weeks.

      E.    SHOWERS.

            1. Wash shower walls and floors nightly, using proper non-scented disinfectants.

            2.    Clean and disinfect shower curtains weekly.

            3.    Scrub showers with bleach weekly.

            4.    Wash tile walls with proper grout cleaning compound as needed.

            5.    Add water to floor drains weekly, disinfect monthly.

            6.    Turn off lights.

II.   HEATING, VENTILATING AND AIR CONDITIONING.

      1. Heating, ventilation and air conditioning as required to provide reasonably comfortable temperatures for normal business day occupancy (except holidays), Monday through Friday, from 8:00 AM to 6:00 PM, and Saturday from 8:00 AM to 1:00 PM, if so requested by Tenant, by providing at least 24 hours notice HVAC services beyond the aforesaid hours of operation can be made available to Tenant, if so requested by Tenant, by providing at least 24 hours prior written notice and at a cost of $25.00 per hour per unit.

      2. Maintenance on any additional or special air conditioning equipment, and the associated operating cost thereof, will be at Tenant's expense.

III.  WATER.

      Hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes.

IV.   ELEVATORS.

      Elevators for the use of all tenants and the general public for access to and from all floors of the Building, programming of elevators (including, but not limited to, service elevators), shall be as Landlord from time to time determines best for the Building as a whole.

V.    SECURITY/ACCESS.

      Twenty-four (24) hour entry to the Building is available to Tenant and Tenant's employees, after normal Building hours of operation. Tenant shall have unresticted access to its Premises at all times, and not just during normal building hours and operation. All security within the Premises shall be the responsibility of the Tenant.

VI.   BUILDING HOURS.

      Normal building hours of operation are Monday through Friday from 8:00 AM to 6:00 PM. The Building operates on Saturday from 8:00 AM to 1:00 PM, with access to the Building subject to the provisions as outlined in Item V contained herein. Except for the heating, ventilating and air conditioning system, which operates in accordance with the schedule as described in Item II contained herein, all Building systems, including but not limited to electrical, mechanical, elevator, fire safety and sprinkler, and water, operates 24 hours per day, 7 days per week, subject to repairs, failures and interrupted service beyond Landlord's control.

VII.  CAFETERIA, VENDING AND PLUMBING INSTALLATIONS.

      1. Any space to be used primarily for lunchroom or cafeteria operation shall be Tenant's responsibility to keep clean and sanitary. Cafeteria, vending machines or refreshment service installations by Tenant must be approved by Landlord in writing. All maintenance, repairs and additional cleaning necessitated by such installations shall be at Tenant's expense.

      2. Tenant is responsible for the maintenance and repair of plumbing fixtures and related equipment installed in the Premises for its exclusive use (such as in coffee room, cafeteria or employee exercise area).

VIII. SIGNAGE.

      Tenant shall be entitled to such signage currently in place as of the date hereof.

IX.   ELECTRICITY.

      Tenant shall pay for all electricity consumed in the Premises. Landlord shall invoice Tenant for the cost of Tenant's electricity on a monthly basis based on the sub-meter readings measuring Tenant's actual electrical consumption. Tenant shall reimburse Landlord for such consumption within thirty (30) days upon receipt of Landlord's invoice therefor.

      Tenant's use of electrical service in the Premises shall not at any time exceed the capacity of any of the electrical conductors or other equipment in or otherwise serving the Premises or the Building standard, as hereinafter provided. To ensure that such capacity is not exceeded and to avert possible adverse effects upon the Building's electrical system, Tenant shall not, without at least thirty (30) days prior written notice to and consent of Landlord in each instance, connect to the Building electric distribution system any fixtures, appliances or equipment which operates on a voltage in excess of 277/480 volts nominal, or make any alteration or addition to the electric system of the Premises. In the event Tenant shall use (or request that it be allowed to use) electrical service in excess of that deemed by Landlord to be standard for the Building, Landlord may refuse to provide such excess usage or refuse to consent to such usage or may consent upon such conditions as Landlord reasonably elects (including, but not limited to, the installation of utility service upgrades, sub-meters, air handlers or cooling units), and all such additional usage (except to the extent prohibited by law), installation and maintenance thereof shall be paid for by Tenant, as additional rent, upon Landlord's demand.

      It is understood that the electrical generated service to the Premises may be furnished by one or more generators of electrical power and that the cost of electricity may be billed as a single charge or divided into and billed in a variety of categories, such as distribution charges, transmission charges, generation charges, congestion charges, public good charges, and other similar categories, and may also include a fee, commission or other charge by a broker, aggregator or other intermediary for obtaining or arranging the supply of generated electricity. Landlord shall have the right to select the generator of electricity to the Premises and to purchase generated electricity for the Premises through a broker, aggregator or other intermediary and/or buyers group or other group and to change the generator of electricity and/or manner of purchasing electricity from time to time.

      If Landlord undertakes activities for the purpose of reducing Tenant's operating costs (such as negotiating an agreement with a utility or another energy generator or engaging an energy consultant or undertaking conservation or other energy efficient measures that may require capital expenditures), Tenant shall pay its proportionate share of all costs and expenses associated with such actions (including, but not limited to, brokers' commissions, legal fees and capital expenditures), as additional rent, if, as and when payment is made by Landlord.

      As used herein, the term "generator of electricity" shall mean one or more companies (including, but not limited to, an electric utility, generator, independent or non-regulated company) that provides generated power to the Premises or to the Landlord to be provided to the Premises, as the case may be.

X.    OTHER UTILITIES.

      Tenant shall be responsible for the payment of all other utilities consumed by Tenant in the Premises, including telephone, cable, other communications, and gas (if applicable). Tenant shall pay for such consumption directly to the provider of such utilities.

                                   EXHIBIT "J"
                              RIGHT OF FIRST OFFER

      In no event shall Landlord, during the initial Term of the Lease, decide to lease space, agree to lease or offer to lease space that becomes available in the Building, unless Landlord first affords Tenant an opportunity to lease such area in accordance with the provisions of this Exhibit "J" and only after written notice to Tenant. Upon receipt of such notice from Landlord, and provided further that there does not then exist an uncured, continuing Event of Default under this Lease, then Tenant shall have the one-time right to lease any such space, on an "as is" basis, by giving notice to Landlord to such effect within sixty (60) days after Tenant's receipt of Landlord's notice of such availability. If such notice is not so timely given by Tenant, then Landlord shall be free to lease the subject space on whatever terms and conditions as Landlord desires at any time after the expiration of said sixty (60) day period. The non-exercise by Tenant of its rights under this Exhibit "J" as to any one offer, shall be deemed to waive Tenant's rights of first offer as to any offers or space availability within the Building, as the parties acknowledge and agree that this is a one-time right of first offer only.

      In the event that Tenant exercises its right of first offer to lease such rentable space in the Building when it becomes available, then Landlord and Tenant hereby agree that they shall enter into a mutually acceptable amendment to this Lease, specifying that such rentable area is a part of the Premises under this Lease and demising said premises to Tenant pursuant to the same terms and conditions contained in this Lease, with the exception that as part of such amendment, and as a condition of Tenant's right to exercise its right of first offer for any such space Tenant shall agree to and such amendment shall reflect
(i) that the Rent for such space shall be as set forth in Section 1.1 of this Lease, as amended by this Amendment, specifically excluding the $ 18.50 per square foot Fixed Rent from the Expansion Date to September 30, 2007 (the Expansion Space as defined in this Amendment) including the current tax and operating base of $7.37 per square foot included within said Rent, and (ii) that Tenant's right to lease such new rentable space shall be for the then remaining Term under the Lease. Such amendment shall also contain other appropriate terms and provisions relating to the addition of such rentable space to this Lease, and as mutually agreed upon by the parties, and shall be signed by Tenant within thirty (30) days of receipt of the proposed amendment from the Landlord in the form as hereinabove required.

      Notwithstanding anything to the contrary in this Exhibit "J", if Tenant notifies Landlord of its election to lease such available rentable space in the Building which was the subject of Landlord's notice and then fails to execute and deliver the required amendment to this Lease once the same has been mutually agreed upon by Landlord and Tenant in accordance with this Exhibit "J", then (i) Tenant shall be deemed to have waived its rights under this Exhibit "J", (ii) Landlord shall have the unrestricted right to lease such space to any third party upon any terms as it desires, and (iii) Tenant's right of first offer hereunder shall automatically terminate and be of no further and effect. The recording by the Landlord of an affidavit to such effect shall be conclusive evidence of the termination or waiver of Tenant's right of first offer option hereunder. Otherwise, if the Landlord and Tenant, each acting reasonably and in good faith, fail to agree on a mutually agreeable form of amendment to this Lease within said thirty (30) day period upon receipt of Landlord's proposed form of amendment, unless such date is extended by mutual agreement of both parties hereto, then such failure shall be treated as a non-exercise by Tenant of its right of first offer in accordance with the first paragraph of this Exhibit "J".

                            THIRD AMENDMENT TO LEASE

      This Third Amendment to Lease (this "Amendment") is made as of the 26th day of April, 2007, between Burlington Crossing Office LLC, a Massachusetts limited liability company, having its offices at c/o The Gutierrez Company, One Wall Street, Burlington, Massachusetts 01803 (hereinafter referred to as "Landlord") and iRobot Corporation, a Delaware corporation, having its offices located at 63 South Avenue, Burlington, Massachusetts 01803 (hereinafter referred to as the "Tenant").

                                WITNESSETH THAT:

      WHEREAS, by instrument dated October 29, 2002, as amended by a First Amendment to Lease dated April 23, 2003 and by a Second Amendment to Lease dated February 22, 2005 (collectively, the "Lease") Landlord demised to Tenant certain premises consisting of 58,334 rentable square feet of tenant space (the "Premises"), located at 63 South Avenue, Burlington, Massachusetts, and as more particularly described in the Lease (the "Building"); and

      WHEREAS, Landlord and Tenant desire to amend the Lease to expand the Premises to (i) include second floor space consisting of 24,019 square feet currently subleased from Lahey Clinic Hospital, Inc., and (ii) to address certain other matters as set forth herein.

      NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the mutual covenants and agreements herein contained, Landlord and Tenant hereby agree as follows:

      1. Initial capitalized terms used herein, but not defined herein, shall have the meanings ascribed to them in the Lease.

      2. Effective as of October 1, 2007, Section 1.1 of the Lease shall be, and hereby is, amended in order to adjust the square footage of space leased by Tenant by 24,019 rentable square feet located on the second floor of the Building currently occupied by Tenant (the "Expansion Space"). Accordingly, effective October 1, 2007, the term "Premises" and/or "Tenant's Space" as set forth in the Lease shall refer to "82,353 rentable square feet". All references in the Lease to "Premises" shall, effective October 1, 2007, refer to the entire rentable square footage in the Building, or "82,353 rental square feet." The Expansion Space shall be leased to Tenant on said October 1, 2007 in "As Is" condition.

      3. Section 1.1 of the Lease is hereby amended by deleting "the Total Rentable Floor Area of the Building" definition of "82,685 square feet" and by replacing the same with "82,353 rentable square feet".

      4. Section 1.1 is hereby further amended by deleting in the definition of "Fixed Rent", the "Monthly" rental figures set forth therein, leaving the dates and amounts per rentable square feet left unchanged. The Fixed Rent amounts set forth in Section 1.1 of the Lease shall apply to the Premises (including the Expansion Space, as applicable).

      5. Effective October 1, 2007, Section 1.1 of the Lease shall be, and hereby is, amended by adding in the definition of "Term Expiration Date," the following: "As to Expansion Space only - December 31, 2007." Landlord and Tenant further agree that the existing Term Expiration Date of December 31, 2008 shall apply to the remaining Premises as set forth in the Lease, expressly excluding the Expansion Space.

      6. Landlord and Tenant hereby further agree that Tenant shall have an option to extend with respect to the Expansion Space only, as more particularly set forth as follows:

      The Tenant has the option to extend this Lease with respect to the Expansion Premises only for one (1) successive four (4) month term beginning on January 1, 2008 and ending on April 30, 2008 ("Extended Term"), the exercise of which shall automatically extend the Term of this Lease with respect to the Expansion Space without the necessity of additional documentation. So long as there does not exist any continuing, uncured Event of Default hereunder at such time of exercise, the option to extend shall be deemed to have been exercised by Tenant's notification to Landlord that it elects to exercise its option to extend by December 1, 2007. The Extended Term shall be upon the same terms and conditions as are set forth in this Lease, including, without limitation, the Tenant's obligations to pay Operating Cost Escalation as set forth in Section 4.2, except that there shall be no additional option to extend after the termination of the Extended Term or the failure to exercise the option, whichever shall first occur.

      7. Landlord and Tenant each represent and warrant that is has dealt with no broker other than Richards Barry Joyce & Partners, LLC, in connection with this Amendment and agree to defend, indemnify and save the other party harmless from and against any and all claims for a commission arising out of this Lease made by any broker. No commission shall be due to Richards Barry Joyce & Partners, LLC.

      8. Except as modified by this Amendment, the Lease is hereby ratified and confirmed.

      9. This Amendment may be signed in any number of counterparts and each thereof shall be deemed to be an original, and all such counterparts shall be but one and the same agreement.

      10. Landlord's obligations to perform hereunder are subject to the condition precedent that Landlord's mortgagee approves of this Amendment by executing and delivering to Landlord the Mortgagee's Consent form attached hereto as Exhibit A, unless Landlord gives

Tenant written notice within thirty (30) days after the date hereof that Landlord's mortgagee disapproves this Amendment, then this condition shall be deemed to have been satisfied or waived, and the provisions of this Section 10 shall be of no further force or effect. If Landlord's mortgagee provides such notice of disapproval to Landlord, then all of Landlord's and Tenant's obligations hereunder shall be deemed terminated, and this Amendment shall terminate without recourse to the parties hereto.

                   Remainder of Page Intentionally Left Blank

                            Signature Page to Follow

EXECUTED as an instrument under seal as of the date first written above.

TENANT:                                          LANDLORD:

iRobot Corporation                               Burlington Crossing Office LLC
                                                 A Massachusetts limited liability company
                                                 By:    The Gutierrez Company,
                                                        Managing Member

By:   /s/ Geoffrey P. Clear                      By:    /s/ Arthur J. Gutierrez
      ---------------------------------                 ------------------------
Name: Geoffrey P. Clear                                 Arthur J. Gutierrez, Jr.
                                                        President
Title: SENIOR VP, CFO

                                    EXHIBIT A

                              CONSENT OF MORTGAGEE



The undersigned Mortgagee hereby consents and approves the terms and provisions set forth in this Third Amendment to Lease dated as of April 26, 2007, by and between Burlington Crossing Office LLC ("Landlord") and iRobot Corporation ("Tenant").


                                                 MORTGAGEE:

                                                 BANK OF AMERICA, N.A.

/s/ [ILLEGIBLE]                                  By:    /s/ Kristin C Bearden
-------------------------------                         ------------------------
Witness                                          Name:  Kristin C Bearden
                                                 Title: SVP
                                                 Date:  4/30/07

                            FOURTH AMENDMENT TO LEASE

      This Fourth Amendment to Lease (this "Amendment") is made as of the 28th day of April, 2008, between Burlington Crossing Office LLC, a Massachusetts limited liability company, having its offices at c/o The Gutierrez Company, One Wall Street, Burlington, Massachusetts 01803 (hereinafter referred to as "Landlord") and iRobot Corporation, a Delaware corporation, having its offices located at 63 South Avenue, Burlington, Massachusetts 01803 (hereinafter referred to as the "Tenant").

                                WITNESSETH THAT:

      WHEREAS, by instrument dated October 29, 2002, as amended by a First Amendment to Lease dated April 23, 2003, by a Second Amendment to Lease dated February 22, 2005 and by a Third Amendment to Lease dated April 26, 2007 (collectively, the "Lease") Landlord demised to Tenant certain premises consisting of 82,353 rentable square feet of tenant space (the "Premises"), located at 63 South Avenue, Burlington, Massachusetts, and as more particularly described in the Lease (the "Building"); and

      WHEREAS, Landlord and Tenant desire to amend the Lease to (i) extend the Expansion Space (as defined in said Third Amendment to Lease, i.e. the 24,019 square feet located on the second floor of the Building) until May 31, 2008, and (ii) to address certain other matters as set forth herein.

      NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the mutual covenants and agreements herein contained, Landlord and Tenant hereby agree as follows:

      1. Initial capitalized terms used herein, but not defined herein, shall have the meanings ascribed to them in the Lease.

      2. Section 1.1 of the Lease shall be, and hereby is, amended by replacing the current definition of "Term Expiration Date" with respect to the Expansion Premises only with the following: "As to Expansion Space only - May 31, 2008." Landlord and Tenant further agree that the existing Term Expiration Date of December 31, 2008 shall apply to the remaining Premises (expressly including the Temporary Space leased at 33 South Avenue pursuant to said Second Amendment to Lease) as set forth in the Lease, expressly excluding the Expansion Space.

      3. Landlord and Tenant hereby further agree that Tenant shall have an option to extend with respect to the Expansion Space only, as more particularly set forth as follows:

      The Tenant has the option to extend this Lease with respect to the Expansion Premises only for one (1) successive month term beginning on June 1, 2008 and ending on June 30, 2008 ("Extended Term"), the exercise of which shall automatically extend the Term of this Lease with respect to the Expansion Space without the necessity of additional documentation. So long as there does not exist any continuing, uncured Event of Default hereunder at such time of exercise, the option to extend shall be deemed to have been exercised by Tenant's notification to Landlord that it elects to exercise its option to extend by May 23, 2008. The Extended Term shall be upon the same terms and conditions as are set forth in this Lease, including, without limitation, the Tenant's obligations to pay Operating Cost Escalation as set forth in Section 4.2, except that there shall be no additional option to extend after the termination of the Extended Term or the failure to exercise the option, whichever shall first occur.

      4. Except as modified by this Amendment, the Lease is hereby ratified and confirmed.

      5. This Amendment may be signed in any number of counterparts and each thereof shall be deemed to be an original, and all such counterparts shall be but one and the same agreement. The parties agree that facsimile copies of this Amendment, bearing their respective signatures, shall be enforceable as originals.

      6. Landlord's obligations to perform hereunder are subject to the condition precedent that Landlord's mortgagee approves of this Amendment by executing and delivering to Landlord the Mortgagee's Consent form attached hereto as Exhibit A, unless Landlord gives Tenant written notice within ten (10) days after the date hereof that Landlord's mortgagee disapproves this Amendment, then this condition shall be deemed to have been satisfied or waived, and the provisions of this Section 7 shall be of no further force or effect. If Landlord's mortgagee provides such notice of disapproval to Landlord, then all of Landlord's and Tenant's obligations hereunder shall be deemed terminated, and this Amendment shall terminate without recourse to the parties hereto.

                   Remainder of Page Intentionally Left Blank

                            Signature Page to Follow

EXECUTED as an instrument under seal as of the date first written above.

TENANT:                                          LANDLORD:

iRobot Corporation                               Burlington Crossing Office LLC
                                                 A Massachusetts limited liability company
                                                 By:    The Gutierrez Company,
                                                        Managing Member

By:   /s/ Geoffrey P. Clear                      By:    /s/ Arthur J. Gutierrez
      ----------------------------------                ------------------------
Name: Geoffrey P. Clear                                 Arthur J. Gutierrez, Jr.
                                                        President
Title: SENIOR VP/CFO

                            FIFTH AMENDMENT TO LEASE

      This Fifth Amendment to Lease (this "Amendment") is made as of the 29th day of May, 2008, between Burlington Crossing Office LLC, a Massachusetts limited liability company, having its offices at c/o The Gutierrez Company, One Wall Street, Burlington, Massachusetts 01803 (hereinafter referred to as "Landlord") and iRobot Corporation, a Delaware corporation, having its offices located at 63 South Avenue, Burlington, Massachusetts 01803 (hereinafter referred to as the "Tenant").

                                WITNESSETH THAT:

      WHEREAS, by instrument dated October 29, 2002, as amended by a First Amendment to Lease dated April 23, 2003, by a Second Amendment to Lease dated February 22, 2005, by a Third Amendment to Lease dated April 26, 2007, and by a Fourth Amendment to Lease dated April 28, 2008 (collectively, the "Lease") Landlord demised to Tenant certain premises consisting of 82,353 rentable square feet of tenant space (the "Premises"), located at 63 South Avenue, Burlington, Massachusetts, and as more particularly described in the Lease (the "Building"); and

      WHEREAS, Landlord and Tenant desire to amend the Lease to (i) extend the term for the Expansion Space (as defined in said Third Amendment to Lease, i.e. the 24,019 square feet located on the second floor of the Building) until June 30, 2008, and (ii) to address certain other matters as set forth herein.

      NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the mutual covenants and agreements herein contained, Landlord and Tenant hereby agree as follows:

      1. Initial capitalized terms used herein, but not defined herein, shall have the meanings ascribed to them in the Lease.

      2. Section 1.1 of the Lease shall be, and hereby is, amended by replacing the current definition of "Term Expiration Date" with respect to the Expansion Premises only with the following: "As to Expansion Space only - June 30, 2008."

      3. Landlord and Tenant hereby further agree that Tenant shall have an option to extend with respect to the Expansion Space only, as more particularly set forth as follows:

      The Tenant has the option to extend this Lease with respect to the Expansion Premises only for one (1) successive month term beginning on July 1, 2008 and ending on July 31, 2008 ("Extended Term"), the exercise of which shall automatically extend the Term of this Lease with respect to the Expansion Space without the necessity of additional documentation. So long as there does not exist any continuing, uncured Event of Default hereunder at such time of exercise, the option to extend shall be deemed to have been exercised by Tenant's notification to Landlord that it elects to exercise its option to extend by July 23, 2008. The Extended Term shall be upon the same terms and conditions as are set forth in this Lease, including, without limitation, the Tenant's obligations to pay Operating Cost Escalation as set forth in
      Section 4.2, except that there shall be no additional option to extend after the termination of the Extended Term or the failure to exercise the option, whichever shall first occur.

      4. Except as modified by this Amendment, the Lease is hereby ratified and confirmed.

      5. This Amendment may be signed in any number of counterparts and each thereof shall be deemed to be an original, and all such counterparts shall be but one and the same agreement. The parties agree that facsimile copies of this Amendment, bearing their respective signatures, shall be enforceable as originals.

                   Remainder of Page Intentionally Left Blank

                            Signature Page to Follow

EXECUTED as an instrument under seal as of the date first written above.

TENANT:                                          LANDLORD:

iRobot Corporation                               Burlington Crossing Office LLC
                                                 A Massachusetts limited liability company
                                                 By:    The Gutierrez Company,
                                                        Managing Member

By:   /s/ Geoffrey P. Clear                      By:    /s/ Arthur J. Gutierrez
      ----------------------------------                ------------------------
Name: Geoffrey P. Clear                                 Arthur J. Gutierrez, Jr.
                                                        President
Title: SVP & CFO
       6-6-08

                              TERMINATION OF LEASE
                          (15,000 RSF of the Premises)

      This TERMINATION OF LEASE ("this Agreement") is made as of the 28th day of July, 2008, by and between Burlington Crossing Office LLC, a Massachusetts limited liability company ("Landlord"), and iRobot Corporation, a Delaware corporation ("Tenant").

                                    RECITALS

      A. Tenant and Landlord entered into a lease agreement dated October 29, 2002, as amended (hereafter referred to as the "Lease"), for 82,353 rentable square feet (the "Premises"), at 63 South Avenue, Burlington, Massachusetts, and as more particularly described in the Lease (the "Property");

      B. Landlord has obtained a tenant to occupy approximately 15,000 rentable square feet at the Property, more specifically described on Exhibit "A" attached hereto (the "Release Premises") scheduled to commence upon Tenant's vacancy of the Release Premises that comprises a portion of the Premises (the "New Lease").

      D. Landlord and Tenant now desire to terminate and cancel the Lease effective on August 1, 2008 with respect to the Release Premises only.

                                    AGREEMENT

      Now, therefore, for good and valuable consideration including payment equal to $76,000.00 (the "Termination Fee") less the rent collected in error ($47,363.47) for a total of $28,636.53, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

      1. Subject to the terms and conditions contained herein, including Landlord's receipt of the Termination Fee, Landlord and Tenant hereby terminate and cancel the Lease effective as of August 1, 2008 (hereinafter the "Termination Date"), with the same force and effect as though such date had originally been specified in the Lease as the Term Expiration Date, with respect to the Release Premises only.

      2. Tenant agrees to vacate and relinquish possession and control of the Release Premises to Landlord on or before the Termination Date and surrender the Release Premises in compliance with all of the terms and conditions as set forth in the Lease, including but not limited to, Section 6.1.2 of the Lease. Notwithstanding the foregoing, Tenant shall not be required to remove the existing furniture, cubicles, etc. in the Release Premises and shall have no obligation whatsoever to remove or pay for the cost of removal of the same at the expiration of the Term.

      3. Notwithstanding the termination and cancellation of the Lease with respect to the Release Premises, Tenant shall continue to be responsible for the payment of Fixed Rent and additional rent and other monies due and payable to Landlord per the terms and provisions of the Lease, through and including the Termination Date, with respect to the Release Premises; and shall continue to be responsible for any and all obligations of Tenant under the Lease with respect to the remaining Premises, the terms of which shall remain and continue as set

      IN WITNESS WHEREOF, the undersigned have set their hands and seals, this ---- day of July, 2008.

TENANT:                                          LANDLORD:

IROBOT CORPORATION                               BURLINGTON CROSSING OFFICE LLC
A DELAWARE CORPORATION                           A MASSACHUSETTS LIMITED LIABILITY COMPANY

                                                 By:    The Gutierrez Company,
                                                        Its General Partner

By:   /s/ Geoffrey P. Clear                      By:    /s/ Arthur J. Gutierrez
      ----------------------------------                ------------------------
Name: Geoffrey P. Clear                          Name:  Arthur J. Gutierrez, Jr.
Title: SR. FINANCIAL ADVISOR TO CEO              Title: President
Date: 7-28-08                                    Date:  7/29/08

[EXHIBIT "A" MAP]

                            SIXTH AMENDMENT TO LEASE

      This Sixth Amendment to Lease (this "Amendment") is made as of the 12th day of September, 2008, between Burlington Crossing LLC and Burlington Crossing Office LLC, both a Massachusetts limited liability company, having its offices at c/o The Gutierrez Company, One Wall Street, Burlington, Massachusetts 01803 (hereinafter collectively referred to as "Landlord") and iRobot Corporation, a Delaware corporation, having its offices located at 63 South Avenue, Burlington, Massachusetts 01803 (hereinafter referred to as the "Tenant").

                                WITNESSETH THAT:

      WHEREAS, by instrument dated October 29, 2002, as amended by a First Amendment to Lease dated April 23, 2003, by a Second Amendment to Lease dated February 22, 2005, by a Third Amendment to Lease dated April 26, 2007, by a Fourth Amendment to Lease dated April 28, 2008, by a Fifth Amendment to Lease dated May 29, 2008, and as affected by a Termination of Lease (collectively, the "Lease") Landlord demised to Tenant certain premises consisting of 43,334 rentable square feet of tenant space (the "Original Premises"), located at 63 South Avenue, Burlington, Massachusetts, and as more particularly described in the Lease (the "Building"); and

      WHEREAS, Landlord and Tenant desire to amend the Lease to provide for Tenant's use of certain premises known as 33 South Avenue, Burlington, MA (the "Additional Space") on an "at will" basis, and to address certain other matters as set forth herein as a result thereof.

      NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the mutual covenants and agreements herein contained, Landlord and Tenant hereby agree as follows:

      1. Initial capitalized terms used herein, but not defined herein, shall have the meanings ascribed to them in the Lease.

      2. Section 1.1 of the Lease shall be, and hereby is, amended by (i) replacing the term "Total Rentable Floor Area of Tenant's Space" with approximately 43,334 square feet located at 63 South Avenue and approximately 6,150 square feet located at the Additional Space", and (ii) adding to the current definition of "Term Expiration Date" the following: "As to the Additional Space only - September 30, 2009, unless the parties agree to continue to allow Tenant to use the Additional Space, on an "at will" basis, in which event the Term Expiration Date applicable to the Additional Space only shall be such later date set forth in a written notice to the other which such notice shall specify a Term Expiration Date of at least ninety (90) days following the date of such notice and in no event shall such notice be given by any party earlier than June 30, 2009." The term "Premises" shall, for all purposes set forth in the Lease, hereafter include the Additional Space, except as otherwise expressly provided (i.e. 49,484 square feet, in the aggregate).

      3. Landlord and Tenant hereby further agree to amend Section 1.1 of the Lease by adding in the "Fixed Rent" definition, the following: "Additional Space
- $10.00/RSF, on a triple net basis (i.e. Tenant shall be solely responsible to pay for all electricity, utilities, water, sewer, taxes and other operating expenses incurred in maintaining the Additional Space, the parties hereby agreeing that Tenant shall be solely responsible to maintain and repair the Additional Space, such that such space shall remain in good and operating condition, substantially similar to the condition as existed at the commencement of use thereof."

      Further, in addition to the Fixed Rent payable under this Lease as set forth above, Tenant shall pay an additional $5,545.00 per month as Fixed Rent, reflecting the amortization on the tenant improvement work outlined in Sections 2.1.1A and 2.1.1 of said Second Amendment to Lease, as hereafter provided in Paragraph 4 of this Amendment.

      4. Notwithstanding any language to the contrary set forth in this Amendment or Lease, Landlord and Tenant hereby acknowledge and agree that Tenant's obligations set forth in Sections 2.1.1A and 2.1.1 of the Second Amendment to Lease, relating to reimbursement associated with the Additional Space, shall survive and continue as more particularly set forth therein. In the event that the lease for the Additional Space, including occupancy on an "at will" basis as aforesaid, is terminated prior to May 31, 2010, then Tenant shall pay to Landlord a lump sum equal to the then unamortized balance of the tenant improvement for 33 South Ave, as originally contemplated in said Sections.

      5. Except as modified by this Amendment, the Lease is hereby ratified and confirmed.

      6. This Amendment may be signed in any number of counterparts and each thereof shall be deemed to be an original, and all such counterparts shall be but one and the same agreement. The parties agree that facsimile copies of this Amendment, bearing their respective signatures, shall be enforceable as originals.

                   Remainder of Page Intentionally Left Blank

                            Signature Page to Follow

EXECUTED as an instrument under seal as of the date first written above.

TENANT:                                          LANDLORD:

iRobot Corporation                               Burlington Crossing LLC
                                                 Burlington Crossing Office LLC

                                                 By:    The Gutierrez Company,
                                                        Managing Member

By:   /s/ John J. Leahy                          By:    /s/ Arthur J. Gutierrez
      ----------------------------------                ------------------------
Name: John J. Leahy                                     Arthur J. Gutierrez, Jr.
                                                        President
Title: EVP & CFO

                                       3